KPMG

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Financial Statements
and Supplemental Schedules
December 31, 2010 and 2009

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG

KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Allianz Life Insurance Company of North America:

We have audited the accompanying consolidated balance sheets of Allianz Life Insurance Company of North America and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, the Company has changed its method of evaluating other-than-temporary impairments of fixed-maturity securities due to the adoption of new accounting requirements issued by the Financial Accounting Standards Board (FASB), as of January 1, 2009.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ KPMG LLP

March 28, 2011

KPMG LLP is a Delaware limited liability partnership,
The U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2010 and 2009

(In thousands, except share data)

Assets	2010	2009
Investments:
Fixed-maturity securities:
Available-for-sale, at fair value (amortized cost of
$54,153,430 and $43,306,269, respectively)	$57,086,567	$44,237,446
Trading, at fair value (amortized cost of
$126,045 and $5,148,377, respectively)	133,400	5,147,526
Held to maturity, at amortized cost (fair value of
$1,097,975 and $1,250,085, respectively)	1,006,105	1,111,594
Mortgage loans on real estate (net of valuation allowances
of $107,343 and $110,735, respectively)	5,259,814	5,426,013
Short-term securities	71,829	536,238
Derivatives	626,086	1,077,453
Real estate (net of accumulated depreciation of $59,390
and $49,023, respectively)	360,230	314,454
Loans to nonaffiliates	582,070	559,757
Loans to affiliates	81,950	155,533
Policy loans	175,063	173,834
Equity securities, at fair value:
Available-for-sale (cost of $5,043 and $50,903, respectively)	5,263	52,153
Trading (cost of $17,489 and $16,341, respectively)	18,367	15,125
Other invested assets	8,049	3,803
Total investments	65,414,793	58,810,929
Cash and cash equivalents	2,563,907	1,488,311
Accrued investment income	679,582	561,102
Receivables (net of allowance for uncollectible accounts
of $8,885 and $6,861, respectively)	138,395	63,176
Reinsurance recoverables and receivables	3,981,493	4,007,516
Deferred acquisition costs	5,281,359	6,091,955
Other assets	1,963,135	1,898,702
Assets, exclusive of separate account assets	80,022,664	72,921,691
Separate account assets	19,327,536	15,925,814
Total assets	$99,350,200	$88,847,505

                                                    (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2010 and 2009

(In thousands, except share data)

Liabilities and Stockholder’s Equity	2010	2009
Policyholder liabilities:
Policy and contract account balances	$65,455,635	$60,261,675
Future policy benefit reserves	4,144,361	4,021,529
Policy and contract claims	252,999	219,310
Unearned premiums	80,930	161,740
Other policyholder funds	236,486	216,671
Total policyholder liabilities	70,170,411	64,880,925
Derivative liability	509,860	906,586
Mortgage notes payable	118,106	123,742
Other liabilities	2,020,741	795,386
Liabilities, exclusive of separate account liabilities	72,819,118	66,706,639
Separate account liabilities	19,327,536	15,925,814
Total liabilities	92,146,654	82,632,453
Stockholder’s equity:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding 8,909,195 shares; liquidation
preference of $219,459 and $225,538 at December 31, 2010
and 2009, respectively	8,909	8,909
Class A, Series B preferred stock, $1 par value. Authorized
10,000,000 shares; issued and outstanding 9,994,289 shares;
liquidation preference of $229,437 and $237,211
at December 31, 2010 and 2009, respectively	9,994	9,994
Common stock, $1 par value. Authorized 40,000,000 shares;
issued and outstanding 20,000,001 shares
at December 31, 2010 and 2009	20,000	20,000
Loan to parent company	(108,939)	(158,765)
Additional paid-in capital	4,053,371	4,053,371
Retained earnings	2,259,375	1,969,455
Accumulated other comprehensive income, net of tax	960,836	312,088
Total stockholder’s equity	7,203,546	6,215,052
Total liabilities and stockholder’s equity	$99,350,200	$88,847,505
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2010, 2009, and 2008

(In thousands)

	2010	2009	2008
Revenue:
Premiums	$263,868	$298,123	$300,014
Policy fees	766,354	791,021	1,016,656
Premiums and policy fees, ceded	(154,711)	(175,839)	(190,033)
Net premiums and policy fees	875,511	913,305	1,126,637
Interest and similar income, net	3,324,907	3,118,268	2,908,894
Derivative (loss) income	(363,837)	144,619	(1,004,023)
Realized investment gains (losses), net	583,116	49,626	(3,918,259)
Fee and commission revenue	181,303	147,520	164,335
Other revenue (loss)	43,170	49,154	(13,846)
Total revenue (loss)	4,644,170	4,422,492	(736,262)
Benefits and expenses:
Policyholder benefits	540,323	594,274	818,681
Change in fair value of annuity embedded derivatives	1,078,238	598,696	696,809
Benefit recoveries	(250,104)	(421,690)	(329,106)
Net interest credited to account values	1,332,982	1,450,616	1,098,143
Net benefits	2,701,439	2,221,896	2,284,527
Commissions and other agent compensation	989,111	840,768	807,565
General and administrative expenses	604,584	662,308	657,096
Change in deferred acquisition costs, net	(100,934)	165,304	(2,784,064)
Total benefits and expenses	4,194,200	3,890,276	965,124
Income (loss) from operations before income taxes	449,970	532,216	(1,701,386)
Income tax expense (benefit):
Current	282,145	26,816	47,043
Deferred	(165,242)	158,425	(654,033)
Total income tax expense (benefit)	116,903	185,241	(606,990)
Net income (loss)	$333,067	$346,975	$(1,094,396)
Supplemental disclosures:
Realized investment gains (losses), net:
Total other-than-temporary impairment losses on securities	$—	$(244,265)	$(3,580,665)
Portion of loss recognized in other comprehensive income	—	(981)	—
Net impairment losses recognized in realized
investment gains (losses), net	—	(243,284)	(3,580,665)
Other net realized gains (losses)	583,116	292,910	(337,594)
Realized investment gains (losses), net	$583,116	$49,626	$(3,918,259)
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2010, 2009, and 2008

(In thousands)

	2010	2009	2008
Net income (loss)	$333,067	$346,975	$(1,094,396)
Foreign currency translation adjustments, net of tax	1,342	6,101	(7,922)
Unrealized losses on postretirement obligation, net of tax	(138)	(23)	(1,273)
Unrealized gains (losses) on fixed-maturity and equity securities:
Unrealized holding gains (losses) arising during the period, net of effect of shadow adjustments of $(998,590),
$(2,217,047), and $(107,983) in 2010, 2009, and 2008,
respectively, and net of tax (expense) benefit of $(547,228),
$(681,574), and $1,375,543 in 2010, 2009, and 2008, respectively	1,016,266	1,265,490	(2,554,563)
Change in noncredit-related impairments on securities during the period, net of effect of shadow adjustments of $(10,215),
$(32,111), and $0 in 2010, 2009, and 2008, respectively, and net of tax benefit of $(5,548), $(9,870), and $0 in 2010, 2009,
and 2008, respectively	10,304	18,330	—
Adjustment for realized (gains) losses reclassified from
unrealized holding gains (losses), included in net income (loss), net of tax benefit (expense), of $204,091, $17,369, and
$(1,371,390), in 2010, 2009, and 2008, respectively	(379,026)	(32,257)	2,546,868
Total unrealized holding gains (losses)	647,544	1,251,563	(7,695)
Total other comprehensive income (loss)	648,748	1,257,641	(16,890)
Total comprehensive income (loss)	$981,815	$1,604,616	$(1,111,286)
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity

Years ended December 31, 2010, 2009, and 2008

(In thousands)

	Preferred stock	Common stock	Loan to parent company	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total Stockholder’s equity
2008:
Balance, beginning of year	$18,903	$20,000	$(250,000)	$2,273,371	$1,439,086	$349,127	$3,850,487
Comprehensive loss:
Net loss	—	—	—	—	(1,094,396)	—	(1,094,396)
Net unrealized loss on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	—	—	(7,695)	(7,695)
Net unrealized loss on
postretirement
obligation, net of
deferred taxes	—	—	—	—	—	(1,273)	(1,273)
Foreign currency
translation adjustment, net
of deferred taxes	—	—	—	—	—	(7,922)	(7,922)
Total comprehensive loss							(1,111,286)
Capital contribution	—	—	—	280,000	—	—	280,000
Payment received on loan	—	—	44,269	—	—	—	44,269
Balance, end of year	$18,903	$20,000	$(205,731)	$2,553,371	$344,690	$332,237	$3,063,470
2009:
Balance, beginning of year	$18,903	$20,000	$(205,731)	$2,553,371	$344,690	$332,237	$3,063,470
Comprehensive income:
Net income	—	—	—	—	346,975	—	346,975
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	—	—	1,251,563	1,251,563
Net unrealized loss on
postretirement
obligation, net of
deferred taxes	—	—	—	—	—	(23)	(23)
Foreign currency
translation adjustment, net
of deferred taxes	—	—	—	—	—	6,101	6,101
Total comprehensive income							1,604,616
Capital contribution	—	—	—	1,500,000	—	—	1,500,000
Payment received on loan	—	—	46,966	—	—	—	46,966
Adjustment to initially apply
new investment accounting
guidance for impairments, net of
taxes and shadow adjustments	—	—	—	—	1,277,790	(1,277,790)	—
Balance, end of year	$18,903	$20,000	$(158,765)	$4,053,371	$1,969,455	$312,088	$6,215,052
2010:
Balance, beginning of year	$18,903	$20,000	$(158,765)	$4,053,371	$1,969,455	$312,088	$6,215,052
Comprehensive income:
Net income	—	—	—	—	333,067	—	333,067
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	—	—	647,544	647,544
Net unrealized loss on
postretirement
obligation, net of
deferred taxes	—	—	—	—	—	(138)	(138)
Foreign currency
translation adjustment, net
of deferred taxes	—	—	—	—	—	1,342	1,342
Total comprehensive income							981,815
Dividend	—	—	—	—	(41,489)	—	(41,489)
Payment received on loan	—	—	49,826	—	—	—	49,826
Adjustment to initially apply new
investment accounting guidance for
credit derivatives, net of taxes	—	—	—	—	(1,658)	—	(1,658)
Balance, end of year	$18,903	$20,000	$(108,939)	$4,053,371	$2,259,375	$960,836	$7,203,546
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2010, 2009, and 2008

(In thousands)

	2010	2009	2008
Cash flows provided by (used in) operating activities:
Net income (loss)	$333,067	$346,975	$(1,094,396)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Realized investment (gains) losses	(583,116)	(49,626)	3,918,259
Purchases of trading securities	(65,332)	(143,839)	(840,996)
Sale and other redemptions of trading securities	5,460,921	592,616	1,277,531
Change in annuity-related options, derivatives,
and gross reserves	960,857	728,698	(9,261)
Deferred income tax (benefit) expense	(165,242)	158,425	(654,033)
Charges to policy account balances	(101,833)	(105,353)	(94,450)
Gross interest credited to account balances	1,744,989	1,453,082	1,228,477
Amortization of discount, net	(36,924)	(43,984)	(71,591)
Impairment of goodwill	—	18,902	1,175
Change in:
Accrued investment income	(118,480)	(18,779)	(45,800)
Receivables	(75,219)	107,708	4,104
Reinsurance recoverables and receivables	26,024	88,768	29,991
Deferred acquisition costs	(100,934)	165,304	(2,784,064)
Future policy benefit reserves	122,831	(214,232)	1,107,217
Policy and contract claims	33,689	(80,911)	(17,884)
Other policyholder funds	19,815	13,316	(11,193)
Unearned premiums	(21,893)	(13,353)	47,933
Other assets and liabilities	(310,988)	(162,470)	(236,367)
Other, net	40,429	24,423	11,618
Total adjustments	6,829,594	2,518,695	2,860,666
Net cash provided by operating activities	7,162,661	2,865,670	1,766,270

                                                                              (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2010, 2009, and 2008

(In thousands)

	2010	2009	2008
Cash flows used in investing activities:
Purchase of available-for-sale fixed-maturity securities	$(18,834,621)	$(6,673,005)	$(8,247,931)
Purchase of held-to-maturity fixed-maturity securities	—	(1,349,587)	—
Purchase of available-for-sale equity securities	(15,855)	(123,298)	—
Purchase of derivative securities	—	(75,431)	(2,350,592)
Purchase of real estate	(5,644)	(4,679)	(3,360)
Funding of mortgage loans on real estate	(206,149)	(844,400)	(570,887)
Sale and other redemptions of fixed-maturity securities	7,984,551	3,225,865	2,399,795
Matured fixed-maturity securities	348,992	163,829	217,406
Sale of equity securities	63,706	83,927	14,906
Sale of derivative securities	204,459	211,443	1,368,782
Sale of real estate	32,000	10,443	—
Repayment of mortgage loans on real estate	318,073	99,699	130,544
Net change in short-term securities	1,458,140	873,912	(760,319)
Purchase of home office property and equipment	(4,832)	(3,468)	(2,324)
Purchase of interest in equity method investees	(4,600)	—	(3,079)
Change in loan to affiliate	32,094	37,555	11,600
Change in loan to nonaffiliate	(22,313)	(21,601)	—
Options (purchased) written, net	(16,585)	(78,767)	958,790
Other, net	(1,390)	973	12,961
Net cash used in investing activities	(8,669,974)	(4,466,590)	(6,823,708)
Cash flows provided by financing activities:
Policyholders’ deposits to account balances	7,345,025	6,520,884	5,503,872
Policyholders’ withdrawals from account balances	(5,069,077)	(5,425,644)	(4,493,703)
Policyholders’ net transfers between account balances	203,724	341,085	3,741,384
Change in amounts drawn in excess of bank balances	59,047	(48,562)	(32,605)
Capital contribution from parent company	—	1,500,000	280,000
Payment received on loan to parent company	49,826	46,966	44,269
Change in mortgage notes payable	(5,636)	(5,333)	(5,048)
Net cash provided by financing activities	2,582,909	2,929,396	5,038,169
Net change in cash and cash equivalents	1,075,596	1,328,476	(19,269)
Cash and cash equivalents at beginning of year	1,488,311	159,835	179,104
Cash and cash equivalents at end of year	$2,563,907	$1,488,311	$159,835
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of North America is a wholly owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), a European company incorporated in Germany. Allianz Life Insurance Company of North America and its wholly owned subsidiaries are referred to as the Company.

The Company is a life insurance company licensed to sell annuity, group accident and health, and group and individual life policies in the United States, Canada, and several U.S. Territories. Based on 2010 statutory net premium written, 97%, 2%, and 1% of the Company’s business is annuity, life insurance, and accident and health, respectively. The annuity business comprises fixed-indexed, variable, and fixed interest annuities representing 72%, 26%, and 2% of 2010 statutory net premium written, respectively. Life business comprises both traditional and group life. Life business includes products with guaranteed premiums and benefits and consists principally of term insurance policies, universal life policies, limited payment contracts, and certain annuity products with life contingencies. Accident and health business primarily comprises long-term care (LTC) insurance. During 2009, the Company discontinued selling LTC products. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The accounts of the Company’s primary subsidiary, Allianz Life Insurance Company of New York, and other less significant subsidiaries have been consolidated. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of fixed, variable, and deferred annuity products. Premium receipts are reported as deposits to the contractholders’ accounts. Policy fees on the Consolidated Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

life insurance. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums, which include unearned revenue reserves (URR), and are recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed, variable products and certain life products are recorded at fair value and changes in value are included in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. Benefits consist of interest credited to contractholders’ accounts and claims incurred in excess of the contractholders’ account balance and are included in net interest credited to account values and policyholder benefits, respectively, on the Consolidated Statements of Operations.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as earned when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by establishing provisions for future policy benefits and deferring and amortizing related acquisition costs.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Goodwill

Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, value of business acquired (VOBA), other identifiable intangible assets, and valuation adjustments (such as impairments), if any. Goodwill is reported in other assets on the Consolidated Balance Sheets.

Goodwill is evaluated annually for impairment at the reporting unit level. Goodwill of a reporting unit is also tested for impairment on an interim basis if a triggering event occurs, such as a significant adverse change in the business climate or a decision to sell or dispose of a business unit. The goodwill impairment test follows a two-step process as defined in the Intangibles – Goodwill and Other Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (Codification). In the first step, the fair value of a reporting unit is compared with its carrying value. This process requires judgments and assumptions to be made to determine the fair value of the reporting units, including the method used to determine fair value, discount rates, expected levels of cash flows, and expected revenues and earnings. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit goodwill exceeds the implied goodwill value, an impairment

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

loss would be recognized in an amount equal to that excess. The carrying value will be reduced to its fair value with a corresponding charge to operations.

(f)	Value of Business Acquired and Other Intangible Assets

The value of insurance in-force purchased is recorded as the VOBA and is reported in other assets on the Consolidated Balance Sheets. The initial value was determined by an actuarial study using the present value of future profits in calculating the value of the insurance purchased. An accrual of interest is added to the unamortized balance using the rates credited to the policyholder accounts. The balance is amortized in relation to the present value of expected future gross profits in the same manner as deferred acquisition costs (DAC). The amortization period is expected to be approximately 20 years from the date the business was acquired; however, the Company continually monitors this assumption. If estimated gross profits differ from expectations, the amortization of VOBA is adjusted on a retrospective or prospective basis, as appropriate.

Adjustments to VOBA are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow VOBA). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

The recoverability of VOBA is evaluated annually, or earlier if factors warrant, based on estimates of future earnings related to the insurance in-force purchased. If the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business acquired, are not sufficient to recover VOBA, the difference, if any, is charged to expense through general and administrative expenses within the Consolidated Statements of Operations.

Intangible assets are identified by the Company in accordance with the Intangibles – Goodwill and Other Topic of the Codification, which requires an identifiable intangible asset to be recognized apart from goodwill when it arises from contractual or legal rights or it is capable of being separated and valued when sold, transferred, licensed, rented, or exchanged. The Company determines the useful life and amortization period for each intangible asset identified at acquisition, and continually monitors these assumptions. An intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized.

The Company’s intangible assets include trademarks, agent lists, and noncompete agreements that were acquired as a result of the Company’s ownership in field marketing organizations, and are reported in other assets on the Consolidated Balance Sheets. These intangible assets were assigned values using the present value of projected future cash flows and are generally amortized over five years using the straight-line method. Also included in the Company’s intangible assets are the tradename and service mark of a broker-dealer acquired during 2005, and state insurance licenses acquired in 2007. The tradename, service mark, and state insurance licenses were valued using the projected present value of estimated future cash flows and were determined to have an indefinite useful life.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Recoverability of the value of the amortizing intangible assets is assessed under impairment and disposal sections of the Property, Plant, and Equipment Topic of the Codification, which states that long-lived assets shall be tested for recoverability whenever events or changes in circumstances indicate the carrying amount may not be recoverable.

Recoverability of the value of the nonamortizing intangible assets is assessed under the Intangibles – Goodwill and Other Topic of the Codification, which states that nonamortizing intangible assets shall be tested for recoverability annually or earlier if events or changes in circumstances indicate the carrying amount may not be recoverable.

(g)	Deferred Acquisition Costs

Acquisition costs, consisting of commissions and other costs that vary with and are primarily related to production of new business, are deferred to the extent recoverable from future policy revenues and gross profits. For interest-sensitive products and variable annuity contracts, acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. DAC is reviewed for recoverability, at least annually, and adjusted when necessary. Recoverability is evaluated separately for fixed annuities, variable annuities, and life insurance products. Evaluating recoverability is a two-step process where current policy year issues are evaluated, and then in-force policies are evaluated. Before assessing recoverability, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking). In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially,

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively in the Consolidated Statements of Operations.

Adjustments may also be made to the estimated gross profits related to DAC that correspond to deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and trading gains and losses. Management action may include assumption changes in the DAC models, such as adjustments to expected future gross profits used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 9.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverages that occurs by the exchange of an insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. If the modification substantially changes the contract, the remaining DAC on the original contract are immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(h)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred as paid or credited to contractholders and life sales inducements are deferred and recognized as part of the liability for policy benefits. Deferred sales inducements (DSI) are reported in other assets in the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization are recorded in policyholder benefits on the Consolidated Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and trading gains and

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

losses. Management action may include assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment grade items that were purchased with other yield considerations.

(i)	Policy and Contract Account Balances

Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is established using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Additional reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Additional reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior. These additional reserves are reflected in future policy benefit reserves on the Consolidated Balance Sheets.

(j)	Future Policy Benefit Reserves

Future policy benefit reserves on traditional life products are computed by the net level premium method based upon estimated future investment yield, mortality, and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 3.0% to 5.5%.

Future policy benefit reserves on LTC products are computed using a net level reserve method. Reserves are determined as the excess of the present value of future benefits over the present value

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

of future net premiums and are based on best estimate assumptions for morbidity, mortality, lapse, and interest with provisions for adverse deviation. Most LTC reserve interest assumptions range from 5.0% to 6.0%.

(k)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(l)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in premium and policy fees, ceded, and benefit recoveries, respectively, on the Consolidated Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Future policy benefit reserves, policy and contract account balances, and policy and contract claims covered under reinsurance contracts are recorded as reinsurance recoverables on the Consolidated Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as receivables on the Consolidated Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in other liabilities on the Consolidated Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in other liabilities on the Consolidated Balance Sheets. Such gains are amortized into operations over either the revenue-producing period or the claims run-off period, as appropriate, of the related reinsured policies. These amortized gains are recorded in other revenue (loss) on the Consolidated Statements of Operations.

(m)	Investments

The Company classifies certain fixed-maturity and equity securities as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related adjustments to DAC, DSI, VOBA, and reserves (commonly referred to as shadow adjustments). The adjustments to DAC, DSI, and VOBA represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the increase or decrease in the reserve balance that

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

would have been required as a charge or credit to operations had such unrealized amounts been realized.

The Company has portfolios of certain fixed-maturity and equity securities classified as “trading,” and accordingly, the securities are carried at fair value, and related unrealized gains and losses are reflected as realized investment gains and losses within the Consolidated Statements of Operations. The primary trading portfolio was liquidated in 2010. The Company also has other trading portfolios that are actively managed. The primary trading portfolio was used to attempt to match the change in value associated with embedded derivative liabilities related to fixed-indexed annuities. The Company determined this match was not effective due to credit-related factors impacting the value of the securities in this trading portfolio.

The Company has portfolios of certain fixed-maturity securities classified as “held-to-maturity,” and accordingly, the securities are carried at amortized cost on the Consolidated Balance Sheets. The Company has the intent and ability to hold such securities to maturity.

In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date they are declared and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method.

The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are valued and carried at fair value and the unrealized gains and losses on the derivatives are reflected in derivative (loss) income within the Consolidated Statements of Operations.

In 2008, the Company entered into interest rate swaps with notional amounts and maturity dates equal to the underlying fixed-maturity securities in order to attempt to hedge changes in cash flows of the hedged items due to interest rate risk. No subsequent additional investment has been made.

To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in fair value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as cash flow hedges to specific assets or liabilities on the Consolidated Balance Sheets and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses both at the hedge’s inception and ongoing on a quarterly basis, whether the derivatives that are used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in fair values or cash flows of hedged items.

Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

effectiveness is measured using the dollar offset method. The dollar offset method compares changes in cash flows of the hedging instrument with changes in the cash flows of the hedged item attributable to the hedged risk. Random changes in interest rate movements are assumed. Related changes in the cash flows of the hedging instrument are expected to offset the changes in the cash flows of the hedged item as the notional/par amounts, reset dates, interest rate indices, and business day conventions are the same for both the bond and the swap. The cumulative amount of unrealized gains and losses of the hedging instrument is recognized in accumulated other comprehensive income, net of tax on the Consolidated Balance Sheets. The ineffective portion of the change in the fair value of the hedging instrument is recognized in derivative (loss) income in the Consolidated Statements of Operations.

Mortgage-backed securities and structured securities are amortized using among others, anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective-yield method based on prepayment assumptions and the estimated economic life of the securities. For all structured securities except for Collateralized Debt Obligations (CDOs), when estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in interest and similar income, net on the Consolidated Statements of Operations. For CDOs, when adjustments are anticipated for prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by the Beneficial Interests in Securitized Financial Assets Topic of the Codification.

Mortgage loans on real estate are reflected at unpaid principal balances adjusted for an allowance for uncollectible balances. Interest on mortgage loans is accrued on a monthly basis and recorded in interest and similar income, net on the Consolidated Statements of Operations. The Company analyzes loan impairment at least annually when assessing the adequacy of the allowance for uncollectible balances. The Company evaluates the mortgage loan reserve to ensure that the estimate is based on the most recent available industry default and loss studies and historical default rates for the Company as compared with default rates for the industry group. The Company also takes into consideration recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and balloon payments, which could impact a loan’s credit quality. The Company does not accrue interest on impaired loans and accounts for interest income on such loans on a cash basis. The Company’s intent is to hold mortgage loans until paid in full.

Short-term securities are carried at amortized cost, which approximates fair value. Policy loans, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value. Loans to affiliates and loans to nonaffiliates are carried at cost, and interest is accrued monthly, with payments received semiannually. Real estate consists of building and land and is carried at cost less accumulated depreciation. The buildings are amortized over 39 years at acquisition, and improvements and additions are depreciated using the straight-line method over the remaining life of the real estate. Forward commitments are carried at fair value.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The fair value of fixed-maturity securities and equity securities is obtained from third-party pricing sources whenever possible, except for short-term securities that are priced at amortized cost. Prices obtained from third-party pricing sources are analytically reviewed by the Company’s portfolio custodian for reasonableness. During 2009, an Independent Price Verification (IPV) process was established, in which security pricing is obtained from a third-party source other than the sources used by the investment managers. The IPV process supports the reasonableness of price overrides and challenges by the investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

Realized gains and losses are computed based on the sale lots with the highest cost basis on the trade date. Those lots are sold first. The Company adjusts DAC, DSI, VOBA, and reserves for unrealized gains and losses on available-for-sale investments that support policyholder liabilities. Changes in the fair value of available-for-sale investments are reflected as a direct charge or credit to accumulated other comprehensive income in stockholder’s equity, net of related adjustments for DAC, DSI, VOBA, and deferred taxes that would have been recorded if these investments had been sold as of the balance sheet dates. Changes in the fair value of trading investments are recorded as realized investment gains (losses) on the Consolidated Statements of Operations.

The Company reviews the available-for-sale and held-to-maturity investment portfolios to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed income securities are considered other-than-temporarily impaired. In addition, the Investments – Debt and Equity Securities Topic of the Codification requires that the Company evaluate other-than-temporary impairments on available-for-sale and held-to-maturity fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk-free interest rates must also be considered.

Under accounting guidance used prior to 2009, the Company’s absence of control over the investment manager’s decision to sell (or hold) rendered the Company unable to assert ability to hold to recovery and therefore required the Company to classify all impairments as other-than-temporary and recognize an impairment loss in the period of the decline. Under the new accounting guidance that the Company adopted in 2009, as described below, the Company modified the Investment Mandates with its investment managers to explicitly provide for the control of certain securities. In particular, the Investment Mandates limit the net realized losses that the investment manager can incur within a reporting period and restricts turnover of the portfolio. Furthermore, the Investment Mandates establish a prohibited disposal list that restricts the ability of the investment managers to sell securities in a significant unrealized loss position and requires formal attestations from investment managers regarding their intent to sell certain securities.

When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not: (i) it has the intent to sell the security or (ii) it is more likely than not that the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its investment managers have an intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities. If either of these conditions is met, the Company must recognize an other-than-temporary impairment for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an other-than-temporary impairment and is recognized in realized investment losses, net on the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an other-than-temporary impairment through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included in other comprehensive income, included as a separate component in the Consolidated Statements of Comprehensive Income (Loss).

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security, (b) changes in the financial condition, credit rating, and near-term prospects of the issuer, (c) whether the issuer is current on contractually obligated interest and principal payments, (d) changes in the financial condition of the security’s underlying collateral, if any, and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure on its Consolidated Statements of Operations that presents the total other-than-temporary impairment losses recognized during the period less the portion of other-than-temporary impairment losses recognized in other comprehensive income to equal the credit-related portion of other-than-temporary impairments that were recognized in

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

earnings during the period. The portion of other-than-temporary losses recognized in other comprehensive income includes the portion of other-than-temporary impairment losses related to factors other than credit recognized during the period, offset by reclassifications of other-than-temporary impairment losses previously determined to be related to factors other than credit that are determined to be credit related in the current period. The amount presented in the supplemental disclosure on the Consolidated Statements of Operations as the portion of other-than-temporary losses recognized in other comprehensive income excludes subsequent increases and decreases in the fair value of these securities.

The Company views equity securities that have a fair value of at least 20% below average cost at the end of a quarter or are in an unrealized loss position for nine consecutive months as other-than-temporarily impaired. However, other factors, including market analysis, current events, recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time, are also used to determine whether equity securities are considered other-than-temporarily impaired and may result in an equity security being impaired. All previously impaired equity securities will incur additional other-than-temporary impairments should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other-than-temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Consolidated Statements of Operations. The Company adjusts DAC, DSI, and VOBA for impairments on securities, as discussed in their respective sections of this note.

(n)	Option and Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the fluctuation of various U.S. and international stock market indices. In addition, certain variable annuity contracts provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.

The OTC option contracts and ETO contracts are reported at fair value as derivatives on the Consolidated Balance Sheets. The fair value of the OTCs is derived internally and deemed by management to be reasonable. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETOs is based on quoted market prices. The liability for the benefits is reported in policy and contract account balances on the Consolidated Balance Sheets. Changes in unrealized

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

gains and losses on the option contracts are recorded in derivative (loss) income on the Consolidated Statements of Operations. Incremental gains and losses from expiring options are included in derivative (loss) income on the Consolidated Statements of Operations.

Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Consolidated Balance Sheets. Gains and/or losses on futures contracts are included in derivative (loss) income on the Consolidated Statements of Operations.

(o)	Securities Lending

The Company accounts for its securities lending transactions as secured borrowings, in which the collateral received and the related obligation to return the collateral are recorded on the Consolidated Balance Sheets as securities held as collateral and securities lending collateral, respectively. Securities on loan remain on the Consolidated Balance Sheets, and interest and dividend income earned by the Company on loaned securities is recognized in interest and similar income, net on the Consolidated Statements of Operations. The Company had securities lending transactions outstanding at December 31, 2010 and 2009 of $11,886, and $0, respectively.

The Company participates in restricted securities lending arrangements whereby specific securities are loaned to other institutions. The collateral is defined by the agreement to be at least equal to cash and cash equivalents. The Company began participating in unrestricted arrangements whereby the Company may use collateral for general purposes.

(p)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) approximate estimated fair values, which are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(q)	Home Office Property and Equipment

Home office property consists of buildings and land, and equipment consists of furniture, office equipment, leasehold improvements, and computer hardware. They are reported at cost, net of accumulated depreciation, in other assets on the Consolidated Balance Sheets. Major upgrades and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives (3 – 7 years, depending on the asset) of depreciable assets using the straight-line method. The cost and accumulated depreciation for home office property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in general and administrative expenses on the Consolidated Statements of Operations. The property and equipment balance was $161,256, net of accumulated

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

depreciation of $91,923 as of December 31, 2010, and $165,532, net of accumulated depreciation of $89,216 as of December 31, 2009.

Preoperating and start-up costs incurred in connection with the construction of the Company’s headquarters were capitalized until the facility became operational. Interest was also capitalized in connection with the construction and recorded as part of the asset. These costs are being amortized, using the straight-line method, over a 39-year period. The amounts of capitalized costs amortized, including interest, during 2010, 2009, and 2008 were $2,275, $2,275, and $2,275, respectively. An addition to the Company’s headquarters was put into operation in 2006, resulting in amortization of $2,104, $2,104, and $2,104 for the years ended December 31, 2010, 2009, and 2008, respectively.

(r)	Income Taxes

The Company and its subsidiaries, with the exception of Allianz Life and Annuity Company (ALAC), file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and then reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, each of its insurance subsidiaries except ALAC, and Questar Capital Corporation (Questar) generally will be paid for the tax benefit on their losses and any other tax attributes to the extent they could have obtained a benefit against their post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported on the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

fully realized or that the related temporary differences will not reverse over time (see further discussion in note 15).

(s)	Stockholder’s Equity, Loan to Parent Company

The Company entered into an agreement during 2002 to lend AZOA $250,000 (see further discussion in note 16). This agreement was executed in close proximity to a capital contribution from AZOA of $650,000 in the form of preferred stock of an affiliate. The unamortized loan balance is recorded as contra equity in accordance with the Equity Topic of the Codification.

(t)	Stockholder’s Equity, Accumulated Unrealized Foreign Currency

Foreign currency translation adjustments are related to the conversion of foreign currency upon the consolidation of a foreign subsidiary (see further discussion in note 21). The net assets of the Company’s foreign operations are translated into U.S. dollars using exchange rates in effect at each year-end. Translation adjustments arising from differences in exchange rates from period to period are included in the accumulated foreign currency translation adjustment net of tax reported as a separate component of comprehensive income on the Consolidated Statements of Comprehensive Income (Loss).

(u)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity and life contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. The Company also issues variable annuity and life contracts through its separate accounts where the Company provides certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contractholders. Each fund has specific investment objectives and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets and liabilities are reported as summary totals on the Consolidated Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance are included in policy fees on the Consolidated Statements of Operations. Administrative and other services are included in fee and commission revenue on the Consolidated Statements of Operations. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

and are included in policyholder benefits on the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contractholder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contractholder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current guaranteed value amount that would be added to the contracts less the current contractholder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contractholder account value.

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset – Provides the greater of a return of premium death benefit or the most recent five-year anniversary (prior to age 81) account value adjusted for withdrawals.

•
Ratchet – Provides the greater of a return of premium death benefit or the highest specified “anniversary” account value (prior to age 81), adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: quarterly – evaluated quarterly, annual – evaluated annually, and six-year – evaluated every sixth year.

•
Rollup – Provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated with a compound interest rate. There are two variations of rollup interest rates: 5% with no cap and 3% with a cap of 150% of premium. This GMDB locks in at age 81.

•	Earnings Protection Rider – Provides a death benefit equal to the contract value plus a specified percentage of the earnings on the contract at the date of death.

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments.

•	Ratchet – Provides an annuitization value equal to the greater of account value, net premiums, or the highest one-year anniversary account value (prior to age 81), adjusted for withdrawals.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

•	Rollup – Provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated with a compound interest rate.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to policyholder benefits on the Consolidated Statements of Operations if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2010 and 2009:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption of 7.96%.

•	Volatility assumption of 13.69%.

•	Mortality assumption of 98% of the Annuity 2000 Mortality Table for all Vision products and 50% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates vary by contract type and equal an assumed long-term investment return (7.6%), less the applicable mortality and expense rate.

•
GMIB contracts only – dynamic lapse and benefit utilization assumptions. For example, if the contract is projected to have a large additional benefit, then it becomes more likely to elect the GMIB benefit and less likely to lapse.

The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contractholder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contractholder also has the option to reset this benefit.

The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (capped at twice the total purchase payments).

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contraliability). The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised. Products featuring GMWB benefits were first issued in 2007. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2010 and 2009:

•	1000 stochastically generated investment performance scenarios.

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over four years as shown below:

		Long-term
	Current	forward
Fund index type	volatility	volatility
Large cap	21.20%	18.96%
Bond	3.43	4.71
International	24.32	25.02
Small cap	27.66	20.13
Cash	—	—

•	Mortality assumption of 98% of the Annuity 2000 Mortality Table for all Vision products and 50% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates equal to current month’s Treasury Rates plus a company specific spread.

Beginning in 2008, the Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited, because the contractholder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(v)	Permitted Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company currently does not have any permitted practices in effect in 2010.

(w)	Recently Issued Accounting Pronouncements – Adopted

In July 2010, the FASB issued guidance, which increases disclosures that entities must make about the credit quality of financing receivables and the allowance for credit losses. A finance receivable is defined as a contractual right to receive money on demand or on fixed or determinable dates that is recognized as an asset in the entity’s Consolidated Balance Sheets. Entities will be required to provide disclosures for both the finance receivables and related allowance for credit losses at disaggregated levels. The level of disaggregation will be determined by the portfolio segment and class of a financing receivable. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. Classes of financing receivables generally are a disaggregation of a portfolio segment. Additional guidance is provided to determine the appropriate level of disaggregation. The disclosures as of the end of a reporting period are effective for interim and annual periods ending on or after December 15, 2010. The disclosures about the activity that occurs during a reporting period are effective for interim and annual periods beginning on or after December 15, 2010. In January 2011, the FASB deferred the effective date of disclosures about troubled debt restructurings included in this guidance. The Company included the disclosures as of the end of the period in note 6. There was no impact on the Company’s Consolidated Financial Statements.

In March 2010, the FASB issued changes to the scope exception guidance for credit derivatives within the Derivatives and Hedging Topic of the Codification. The update nullified part of the previous scope exception, which excluded from consideration as an embedded derivative those items that represent the assets or liabilities that are held by the issuing entity, and clarifies that only credit risk in the form of subordination of one financial instrument to another shall not be considered an embedded derivative under this topic. On the date of adoption, the reporting entity must assess each preexisting contract that was acquired, issued, or subject to a remeasurement event to determine whether any contract contains one or more embedded credit derivative features that no longer qualify for the scope exception or whether any contract contains embedded derivative features that have previously been bifurcated and accounted for separately but now qualify for the scope exception. If separate accounting is required, the carrying amount of the host contract at adoption shall be based on a pro forma bifurcation as of the inception of the hybrid contract and the host contract’s subsequent accounting to the date of adoption. At adoption, any difference between the total carrying amount of the individual components of the newly bifurcated hybrid instrument and the carrying amount of the hybrid instrument before bifurcation shall be recognized as a cumulative-effect adjustment to beginning retained earnings for the period of adoption. This guidance is effective the first day of the fiscal quarter following June 15, 2010. The Company adopted the guidance as of December 31, 2010 and recorded a cumulative effect decrease to held-to-maturity fixed-maturity securities and an increase to the opening balance of retained earnings of $1,658.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

In January 2010, FASB updated guidance within the Fair Value Measurements and Disclosures Topic of the Codification. The guidance requires additional disclosures for the transfers in and out of Level 1 and Level 2 fair value measurements as well as more detailed disclosures regarding purchases, sales, issuances, and settlements in the rollforward of Level 3 fair values. The guidance also clarifies existing disclosures and suggests that an entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. An entity needs to use judgment in determining the appropriate classes of assets and liabilities. An entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The guidance is effective for fiscal years beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010. The Company adopted this guidance as of December 31, 2010, except for the gross presentation of the Level 3 rollforward, and there was no financial impact on the Company’s Consolidated Financial Statements as it relates to disclosures only.

In August 2009, the FASB issued guidance on the measurement of liabilities at fair value within the Fair Value Measurements and Disclosure Topic of the Codification. The guidance provides clarification for measuring liabilities at fair value when a quoted price in an active market is not available. In such circumstances, the valuation technique should be applied that uses either the quote of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance. The guidance is effective for the first reporting period after issuance of the guidance. The Company adopted this guidance on January 1, 2010, and there was no material impact on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued the FASB ASC (Accounting Standard Codification or the Codification). The Codification became the single source of authoritative, nongovernmental GAAP, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF), and related literature. The Codification eliminates the previous GAAP hierarchy and establishes one level of authoritative GAAP. All other literature is considered nonauthoritative. The guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company adopted the Codification as of December 31, 2009, and there was no financial impact on the Company’s Consolidated Financial Statements. References to superseded GAAP guidance have been revised within disclosures to be consistent with the Codification.

In June 2009, FASB issued guidance within the Transfers and Servicing Topic of the Codification. The guidance clarifies that a transferor of a financial asset, an interest in a financial asset, or a group of financial assets, and all of the entities included in the transferor’s financial statements being presented must determine whether they have surrendered control over transferred financial assets. That determination must consider the transferor’s continuing involvement in the transferred financial

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

asset, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. The guidance eliminates the concept of a “qualifying special-purpose entity” and requires additional disclosures. The guidance is effective for annual reporting periods beginning after November 15, 2009. The Company adopted this guidance on January 1, 2010, and there was no material impact on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued guidance within the Consolidation Topic of the Codification to improve financial reporting by entities involved with variable interest entities (VIEs). The guidance requires an entity to perform an analysis to determine whether the entity’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance is effective for annual reporting periods beginning after November 15, 2009. The Company adopted this guidance on January 1, 2010, and there was no material impact on the Company’s Consolidated Financial Statements.

In May 2009, the FASB issued guidance on subsequent events accounting and disclosure. Under this guidance, the effects of events that occur subsequent to the balance sheet date should be evaluated through the date the financial statements are either issued or available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date should be recognized in an entity’s financial statements. Subsequent events that provide evidence about conditions that arose after the balance sheet date should be disclosed, but not recognized in an entity’s financial statements. The guidance is effective for interim and annual periods ending after June 15, 2009. The Company adopted this guidance for the annual period ended December 31, 2009, and there was no impact on the Company’s Consolidated Financial Statements.

PY

In April 2009, the FASB issued guidance on the recognition and presentation of other-than-temporary impairments in debt securities within the Investments—Debt and Equity Securities Topic of the Codification. The guidance specifies that if an entity does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the debt security prior to recovery; the security would not be considered other-than-temporarily impaired unless there is a credit loss. If an entity either intends to sell or it is more likely than not it will be required to sell a debt security before recovery, the entire impairment must be recognized in earnings. If an entity neither intends to sell the security nor is it more likely than not that it will be required to sell the security but does not expect to recover the entire amortized cost basis, the impairment must be separated into two components: (1) the amount attributed to the credit loss, which must be recognized in earnings; and (2) all other amounts, which must be recognized in other comprehensive

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

income. The standard requires presentation of both the credit and noncredit portions of other-than-temporary impairments. The guidance requires disclosures that provide an understanding of the types of debt and equity securities held, including investments in an unrealized loss position for which an other-than-temporary impairment has or has not been recognized. The standard is effective for interim and annual reporting periods ending after June 15, 2009. At the date of adoption, the portion of previously recognized other-than-temporary impairments that represents the noncredit related loss component shall be recognized as a cumulative effect of adoption with an adjustment to the opening balance of retained earnings and a corresponding adjustment to accumulated other comprehensive income. The Company adopted the standard as of January 1, 2009 and recorded a cumulative effect increase to the opening balance of retained earnings of $1,277,790, net of DAC and DSI amortization of $2,242,032 and $267,388, respectively, VOBA adjustment of $13,710, reserves of $(37,223), and deferred income taxes of $688,202, and a corresponding increase to accumulated other comprehensive income.

In April 2009, the FASB issued guidance within the Fair Value Measurement and Disclosures Topic of the Codification on determining fair value when the volume and level of activity for an asset or a liability have significantly decreased, and on identifying transactions that are not orderly. The guidance lists a number of factors to be considered when determining whether there has been a significant decrease in volume and level of activity for an asset when compared to normal activity. In such a case, quoted prices may not be determinative of fair value and a significant adjustment to the identified transactions or quoted prices may be needed to estimate fair value. The guidance was effective on a prospective basis for interim and annual periods ending after June 15, 2009. The Company adopted this guidance for the annual period ended December 31, 2009, and there was no material impact on the Company’s Consolidated Financial Statements.

In January 2009, the FASB issued guidance that amended the impairment guidance for beneficial interests that continue to be held by a transferor in securitized financial assets as described in the Beneficial Interests in Securitized Financial Assets Topic of the Codification. The guidance removes the exclusive reliance upon market participant assumptions about future cash flows when evaluating impairment of such securitized financial assets. The guidance permits the use of reasonable management judgment of the probability that the holder will be unable to collect all amounts due. The new guidance was effective prospectively for interim and annual reporting periods ending after December 15, 2008. The Company adopted the guidance on December 31, 2008, and there was no material impact on the Company’s Consolidated Financial Statements.

In December 2008, the FASB issued guidance within the Compensation—Retirement Benefits Topic of the Codification. This guidance requires disclosures about the fair value of an employer’s plan assets of a defined benefit pension or other postretirement plan. The disclosures about plan assets required by the guidance are provided for fiscal years ending after December 15, 2009. The provisions of this guidance are not required for earlier periods that are required for comparative purposes. The Company adopted this guidance for the annual period ended December 31, 2009, and there was no financial impact on the Company’s Consolidated Financial Statements.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

In November 2008, the FASB issued guidance within the Investments—Equity Method and Joint Ventures Topic of the Codification. The guidance applies to all investments accounted for under the equity method. The guidance addresses certain questions raised about the application of the equity method in light of changes in accounting for business combinations and noncontrolling interests under the Business Combinations Topic of the Codification and the Consolidations Topic of the Codification. Other-than-temporary impairment testing need only be performed at the overall investment level rather than the individual asset level. When an equity method investee issues new shares, the investor will recognize a gain or loss associated with its corresponding change in ownership interest. The guidance is effective on a prospective basis in fiscal years beginning on or after December 15, 2008. The Company adopted this guidance as of January 1, 2009, and there was no material impact on the Company’s Consolidated Financial Statements.

In April 2008, the FASB issued guidance within the Intangibles—Goodwill and Other Topic of the Codification. The guidance applies to all recognized intangible assets and provides guidance on estimating the useful life of recognized intangible assets. This guidance requires that an entity should consider its own historical experience with similar arrangements when developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. In the absence of historical experience, an entity should consider the assumptions that market participants would use. The assumptions should be adjusted for entity-specific factors such as the entity’s expected use of the asset. The guidance also adds new disclosures relating to the renewal or extension of the useful life of recognized intangible assets. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company adopted this guidance as of January 1, 2009, and there was no material impact on the Company’s Consolidated Financial Statements.

In March 2008, the FASB issued guidance within the Derivatives and Hedging Topic of the Codification. The guidance enhances disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. The guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company adopted this guidance effective January 1, 2009, and there was no financial impact on the Company’s Consolidated Financial Statements as it relates to disclosures only.

In December 2007, the FASB issued guidance within the Business Combinations Topic of the Codification. The guidance creates greater consistency in the accounting and financial reporting of business combinations. The guidance requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. The guidance is to be applied prospectively to business combinations for which the acquisition date is on or after the first annual period beginning after December 15, 2008. The Company adopted this

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

guidance as of January 1, 2009, and there was no impact the Company’s Consolidated Financial Statements as the Company has not made an acquisition since adoption.

In December 2007, the FASB issued guidance within the Consolidation Topic of the Codification. The guidance provides requirements for accounting for noncontrolling (minority) interests in subsidiaries as equity in the financial statements. The guidance also requires that transactions between an entity and noncontrolling interests be accounted for as equity transactions. The guidance is effective for fiscal years beginning on or after December 15, 2008. The guidance is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The Company adopted this guidance as of January 1, 2009, and there was no material impact on the Company’s Consolidated Financial Statements.

(x)	Recently Issued Accounting Pronouncements – To Be Adopted

In December 2010, the FASB issued guidance to address diversity in practice about interpretation of the pro forma revenue and earnings disclosure for business combinations. The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The guidance is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Adoption of this disclosure guidance will have no financial impact on the Company’s Consolidated Financial Statements.

In December 2010, the FASB issued an amendment to modify step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For such reporting units, an entity is required to perform step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The guidance is effective for years beginning after December 15, 2010. The Company does not expect the guidance to have a material financial impact on the Company’s Consolidated Financial Statements.

In October 2010, the FASB issued guidance that will change the accounting for costs associated with acquiring or renewing insurance contracts. Specifically, the guidance will change the definition of acquisition costs eligible for deferral. The new definition is meant to reduce diversity in practice regarding the types of expenses treated as DAC in the insurance industry. The new DAC definition states that acquisition costs include only those incremental costs that are directly related to the successful acquisition of insurance contracts. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions sold by independent third parties and incremental direct costs of contract acquisition that are incurred in transactions sold by employees.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Additionally, an entity may capitalize as DAC only those advertising costs meeting the capitalization criteria for direct-response advertising. All other acquisition costs are to be charged to expense as incurred. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company is in the process of analyzing this guidance and expects that it will have a material financial impact on the Company’s Consolidated Financial Statements.

In April 2010, the FASB issued guidance clarifying how investments held through separate accounts affect an insurer’s consolidation analysis of those investments. An insurance enterprise should not consider any separate account interests in an investment held for the benefit of policy holders to be the insurer’s own interests. Accordingly, the insurer should not combine those interests with its general account interest in the same investment when assessing the investment for consolidation unless the separate account investments are held by a related party. This clarification also provides guidance on how an insurer should consolidate an investment fund in situations in which the insurer concludes that consolidation is required. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. The Company does not expect the guidance to have a material financial impact on the Company’s Consolidated Financial Statements.

(y)	Reclassifications and Immaterial Error Corrections

Certain prior year balances have been reclassified to conform to the current year presentation.

In addition, during 2010, the Company corrected an immaterial error in the classification of certain cash equivalents, which were previously classified as short-term investments in the 2009 and 2008 Consolidated Financial Statements. As of December 31, 2009 and 2008, there were $1,409,392 and $86,762, respectively, of cash equivalents that were improperly classified as short-term investments. The Consolidated Balance Sheets have been corrected to reflect the appropriate classification. The corrections resulted in a $1,322,630 decrease in 2009, and a $165 increase in 2008, in cash flows used in investing activities, as a result of the net change in short-term investments, and subsequent net change in cash and cash equivalents in the Consolidated Statements of Cash Flows. The corrections do not have an impact on the Consolidated Statements of Operations or total liabilities and stockholder’s equity.

(3)	Risk Disclosures

The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed rate and variable rate income securities, mortgages on commercial real estate, or transactions with other parties, such as reinsurers and derivative counterparties, default on their contractual obligations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The Company attempts to mitigate this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management’s risk/return preferences, the economic and credit environment, and the relationship of credit risk in the asset portfolio to liabilities. The Company also has an asset/liability management (ALM) strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration.

For derivative counterparties, the Company attempts to minimize credit risk by establishing relationships with counterparties rated A- and higher. The Company has executed Credit Support Annexes (CSA) with all active counterparties and requires a CSA from all new counterparties added to the counterparty pool. The CSA agreement further limits credit risk by requiring counterparties to post collateral to a trust account based on their current credit rating. The Company reviews the credit rating of the counterparties at least monthly.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to major asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset liability management issues, recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the policy and mandates at least annually.

Mitigation controls include a monthly report that shows the fixed income risk profile, including sector allocation, credit rating distribution, and other credit statistics. The Company performs a quarterly concentration risk calculation to ensure compliance with the State of Minnesota basket clause.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in loss of realized value or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Market or Company conditions may preclude access to, or cause disruption of, outside sources of liquidity

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(e.g., through borrowing, affiliate advances, reinsurance, or securitization) upon which an insurance company typically relies in the normal course of business. Additionally, the Company may not be able to sell large blocks of assets at current market prices. Liquidity risk also arises from uncertain or unusual cash demands from catastrophic events.

The Company attempts to manage liquidity within three specific domains: monitoring product development, product management, business operations, and the investment portfolio; setting ALM strategies; and managing the daily ALM and cash requirements. The Company has established cash limits, which are approved by the Company’s Risk Committee, and the Company monitors its cash position daily. The Company also sets target levels for the portfolio to invest in more liquid securities.

(d)	Interest Rate Risk

Interest rate risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins. This is also the risk that interest rates will change and cause an increase in the value of variable annuity guarantees, including GMWB, GMAB, GMIB, and GMDB.

The Company attempts to mitigate this risk by attempting to approximately match the maturity schedule of its assets with the expected payouts of its liabilities, both at inception and on an ongoing basis. Asset and liability matching models are used by the Company to mitigate interest rate risk due to the close relationship between its interest rate sensitive assets and liabilities. The Company considers both the maturity and duration of the asset portfolio as compared with the expected duration of the liability reserves. The Company also attempts to mitigate interest rate risk through asset/liability risk controls, including product development and pricing, product management, and investment asset management. The Company attempts to limit interest rate risk on variable annuity guarantees through economic hedging, product management, and product design.

(e)	Equity Market Risk

Equity market risk is the risk that movements in the equity markets will result in losses to assets held by the Company or that product features tied to equity markets will increase in value by more than held assets. The policy value of fixed-indexed annuity products increases based on the growth of market indexes. The Company attempts to economically hedge this exposure with a combination of OTC and exchange-traded derivatives.

An additional risk is that variable annuity products have guarantees, GMWB, GMIB, GMAB, and GMDB, which provide a guaranteed level of payments irrespective of market movements. The risk here is of a market downturn or an increase in hedging costs due to greater market volatility. The Company has adopted an economic hedging program using derivative instruments to attempt to manage the delta (equity market) risk and provide for these excess guarantee payments in those situations when the separate account assets are not sufficient to provide for them. Equity market risk is also partially mitigated by separate account fund allocation restrictions. Additionally, certain fees

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

earned on separate accounts are dependent upon equity market valuations; therefore, a decrease in equity market valuations would result in lower asset fee revenue from variable annuities.

The Company regularly monitors all hedged and unhedged market risks (delta, gamma, rho, vega) for variable annuities.

The Company monitors the impact of equity stress scenarios on assets and liabilities at least monthly.

(f)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contractholders.

The Company attempts to mitigate this risk by offering a broad range of annuity products and by operating throughout the United States. The Company actively monitors all market-related exposure and has members that participate in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation. The Company also believes it has defined suitability standards that are at least as rigorous as, and usually exceeding, the requirements of regulators.

(g)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. In an attempt to mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed monthly. Stress tests are performed monthly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(h)	Mortality Risk

Mortality risk is the risk that life expectancy assumptions used by the Company to price its life insurance business are too aggressive (i.e., insureds live shorter than expected lives). The Company mitigates this risk primarily through reinsurance, whereby the Company cedes a significant portion of its new and existing mortality risk to third parties. The Company also reviews its mortality assumptions at least annually, and reviews mortality experience periodically. This risk is also managed through the underwriting process.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(i)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management. The Company has established controls to mitigate reinsurance risk.

The Company attempts to mitigate risk by requiring counterparties to meet certain thresholds otherwise a trust or letter of credit is required to be established. These thresholds could relate to the counterparty’s credit rating, exposure over a certain limit, or other factors. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities. The Company also diversifies its exposure across a minimum of three reinsurers for a single life product. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies at least quarterly.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Management is of the opinion that no liability will accrue to the Company with respect to this contingency.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(4)	Investments

Fixed-Maturity and Equity Securities

At December 31, 2010 and 2009, the amortized cost or cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale and held-to-maturity securities are as shown in the following tables:

					Other-than-
					temporary in
					accumulated
	Amortized	Gross	Gross		other
	cost	unrealized	unrealized	Fair	comprehensive
	or cost	gains	losses	value	income (1)
2010:
Fixed-maturity securities,
available-for-sale:
U.S. government	$1,167,204	$48,939	$—	$1,216,143	$—
Agencies not backed by the
full faith and credit of the
U.S. government	422,144	4,738	13	426,869	—
States and political
subdivisions	2,753,079	21,836	103,224	2,671,691	—
Foreign government	495,238	16,974	2,651	509,561	—
Public utilities	5,138,794	385,300	34,360	5,489,734	1,718
Corporate securities	31,001,317	1,928,487	237,155	32,692,649	7,285
Mortgage-backed securities	13,155,720	908,104	5,947	14,057,877	—
Collateralized mortgage
obligations	19,934	2,229	120	22,043	—
Total fixed-maturity
securities,
available-for-sale	54,153,430	3,316,607	383,470	57,086,567	9,003
Fixed-maturity securities,
held-to-maturity:
Corporate securities	137	25	—	162	—
CDOs	1,005,968	91,845	—	1,097,813	39,424
Total fixed-maturity
securities,
held-to-maturity	1,006,105	91,870	—	1,097,975	39,424
Equity securities	5,043	220	—	5,263	—
Total available-for-sale
and held-to-maturity
securities	$55,164,578	$3,408,697	$383,470	$58,189,805	$48,427
(1)
The amount represents the net unrealized gain or loss on other-than-temporarily impaired securities. It includes the portion of other-than-temporary impairment losses in accumulated other comprehensive income, which was not included in earnings under current accounting guidance.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

					Other-than-
					temporary in
					accumulated
	Amortized	Gross	Gross		other
	cost	unrealized	unrealized	Fair	comprehensive
	or cost	gains	losses	value	income (1)
2009:
Fixed-maturity securities,
available-for-sale:
U.S. government	$758,005	$7,714	$5,580	$760,139	$—
Agencies not backed by the
full faith and credit of the
U.S. government	48,082	1,349	—	49,431	—
States and political
subdivisions	412,936	7,191	18,958	401,169	—
Foreign government	208,151	13,262	2,354	219,059	—
Public utilities	4,364,286	253,918	29,981	4,588,223	92
Corporate securities	22,129,074	1,077,325	350,440	22,855,959	22,358
Mortgage-backed securities	15,362,241	297,349	320,827	15,338,763	—
Collateralized mortgage
obligations	23,494	1,454	245	24,703	—
Total fixed-maturity
securities,
available-for-sale	43,306,269	1,659,562	728,385	44,237,446	22,450
Fixed-maturity securities,
held-to-maturity:
Corporate securities	137	25	—	162	—
CDOs	1,111,457	138,466	—	1,249,923	—
Total fixed-maturity
securities,
held-to-maturity	1,111,594	138,491	—	1,250,085	—
Equity securities	50,903	1,250	—	52,153	—
Total available-for-sale
and held-to-maturity
securities	$44,468,766	$1,799,303	$728,385	$45,539,684	$22,450

(1)
The amount represents the net unrealized gain or loss on other-than-temporarily impaired securities. It includes the portion of other-than-temporary impairment losses in accumulated other comprehensive income, which was not included in earnings under current accounting guidance.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The net unrealized gains (losses) on available-for-sale securities and cash flow hedges consist of the following at December 31:
	2010	2009	2008
Available-for-sale securities:
Fixed maturity	$2,933,137	$931,177	$1,204,846
Equity	220	1,250	(9)
Cash flow hedges	23,654	19,640	24,306
Adjustments for:
DAC	(1,370,944)	(459,414)	(705,203)
DSI	(200,601)	(52,391)	(58,587)
VOBA	(22,561)	(14,672)	(21,239)
URR	94,060	35,146	56,976
Deferred taxes	(509,934)	(161,249)	(175,376)
Net unrealized gains	$947,031	$299,487	$325,714

The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2010, by contractual maturity, are shown below:
	Amortized cost	Fair value
Available-for-sale fixed-maturity securities:
Due in one year or less	$468,226	$478,388
Due after one year through five years	6,374,329	6,796,161
Due after five years through ten years	17,838,458	18,838,901
Due after ten years	16,296,763	16,893,197
Mortgage-backed securities and collateralized
mortgage obligations	13,175,654	14,079,920
Total available-for-sale fixed-maturity
securities	$54,153,430	$57,086,567

The amortized cost and fair value of held-to-maturity fixed-maturity securities at December 31, 2010, by contractual maturity, are shown below:
	Amortized cost	Fair value
Held-to-maturity fixed-maturity securities:
Due after five years through ten years	$137	$162
Due after ten years	1,005,968	1,097,813
Total held-to-maturity fixed-maturity securities	$1,006,105	$1,097,975

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $19,784,937 as of December 31, 2010.
Proceeds from sales of available-for-sale and trading investments for the years ended December 31, 2010, 2009, and 2008 are presented in the following table:

	2010	2009	2008
Available-for-sale:
Fixed-maturity securities:
Proceeds from sales	$4,689,418	$1,012,859	$1,413,235
Equity securities:
Proceeds from sales	63,706	83,927	14,906
Trading:
Fixed-maturity securities:
Proceeds from sales	5,365,319	565,887	1,244,445
Equity securities:
Proceeds from sales	2,495	3,845	17,540

As of December 31, 2010 and 2009, investments with a carrying value of $57,192 and $93,621, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.

The Company uses certain investments, known as seed money, to establish new separate account investment options that are available with variable annuity products. The carrying value of the seed money was $5,263 and $52,153 at December 31, 2010 and 2009, respectively, and is included within equity securities, available-for-sale on the Consolidated Balance Sheets.

The Company’s available-for-sale and trading fixed-maturity security portfolios include mortgage-backed securities and collateralized mortgage obligations. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Unrealized Investment Losses

Unrealized losses on available-for-sale securities and the related fair value for the respective years ended December 31 are shown below:

		12 months or less		Greater than 12 months		Total
			Unrealized		Unrealized		Unrealized
		Fair value	losses	Fair value	losses	Fair value	losses
2010:
Fixed-maturity securities,
	available-for-sale:
	U.S. government agency	$5,043	$13	$—	$—	$5,043	$13
	States and political
	subdivisions	2,010,540	101,860	17,191	1,364	2,027,731	103,224
	Foreign government	287,565	2,651	—	—	287,565	2,651
	Public utilities	914,463	27,082	42,300	7,278	956,763	34,360
	Corporate securities	5,882,097	152,145	659,110	85,010	6,541,207	237,155
	Mortgage-backed securities	857,279	5,947	—	—	857,279	5,947
	Collateralized mortgage
	obligations	2,253	120	—	—	2,253	120
	Total temporarily
	impaired securities	$9,959,240	$289,818	$718,601	$93,652	$10,677,841	$383,470
2009:
Fixed-maturity securities,
	available-for-sale:
	U.S. government	$410,027	$5,580	$—	$—	$410,027	$5,580
	States and political
	subdivisions	134,063	4,098	85,292	14,860	219,355	18,958
	Foreign government	42,620	2,354	—	—	42,620	2,354
	Public utilities	550,741	13,079	223,545	16,902	774,286	29,981
	Corporate securities	2,563,961	46,446	2,881,481	303,994	5,445,442	350,440
	Mortgage-backed securities	4,198,701	99,741	3,041,853	221,086	7,240,554	320,827
	Collateralized mortgage
	obligations	2,434	62	2,236	183	4,670	245
	Total temporarily
	impaired securities	$7,902,547	$171,360	$6,234,407	$557,025	$14,136,954	$728,385

As of December 31, 2010 and 2009, there were 647 and 909 available-for-sale investment holdings that were in an unrealized loss position for fixed-maturity securities.

As of December 31, 2010 and 2009, of the total amount of unrealized losses, $328,140 or 85.6% and $626,906 or 86.1%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from S&P, or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell nor does it expect to be

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

required to sell the securities outlined above, the Company did not consider these investments to be other-than-temporarily impaired.

Other-than-Temporary Impairment Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2010	2009
Balance as of January 1	$421,693	$197,948
Additions for credit impairments recognized on (1):
Securities not previously impaired	—	235,867
Securities previously impaired	—	7,417
Reductions for credit impairments previously on:
Securities that matured or were sold during the period	(177,409)	(19,539)
Securities that the Company intends to sell or more likely than
not be required to sell before recovery	—	—
Securities due to an increase in expected cash flows	—	—
Balance as of December 31	$244,284	$421,693

(1)
Total additions of $0 and $243,284 in 2010 and 2009, respectively, are included in the net other-than-temporary impairment losses recognized in realized investment gains (losses) in the Consolidated Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Realized Investment Gains (Losses)

Gross and net realized investment gains (losses) for the years ended December 31, 2010, 2009, and 2008 are summarized as follows:

	2010	2009	2008
Available-for-sale:
Fixed-maturity securities:
Gross gains on sales and exchanges	$261,817	$38,912	$113,791
Gross losses on sales and exchanges	(64,799)	(77,606)	(350)
Other-than-temporary impairments	—	(13,747)	(3,580,665)
Net gains (losses) on fixed-maturity
securities	197,018	(52,441)	(3,467,224)
Equity securities:
Gross gains on sales	2,359	11,455	—
Gross losses on sales	(367)	(8)	(2,611)
Other-than-temporary impairments	—	—	—
Net gains (losses) on equity
securities	1,992	11,447	(2,611)
Net gains (losses) on available-for-
sale securities	199,010	(40,994)	(3,469,835)
Trading:
Fixed-maturity securities:
Gross gains on sales and exchanges	449,535	13,224	36,472
Gross losses on sales and exchanges	(71,806)	(46,030)	(29,872)
Net gains (losses) on fixed-
maturity securities	377,729	(32,806)	6,600
Equity securities:
Gross gains on sales and exchanges	49	22	890
Gross losses on sales and exchanges	(162)	(1,261)	(1,081)
Net losses on equity
securities	(113)	(1,239)	(191)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

	2010	2009	2008
Fixed-maturity and equity securities:
Gross gains due to change in fair value	$149,794	$517,157	$122,841
Gross losses due to change in fair value	(139,765)	(41,238)	(568,774)
Net gains (losses) due to
change in fair value	10,029	475,919	(445,933)
Net gains (losses) on
trading securities	387,645	441,874	(439,524)
Held-to-maturity:
Other-than-temporary impairments	—	(229,537)	—
Net losses on held-to-maturity
securities	—	(229,537)	—
Provision for mortgage loans on real estate	3,392	(64,338)	(4,183)
Impairments and losses on mortgage loans
on real estate	(7,167)	(30,561)	—
Gain (loss) on real estate sales	670	(11,874)	—
Impairments on real estate	—	(10,897)	—
Other	(434)	(4,047)	(4,717)
Net realized investment gains
(losses)	$583,116	$49,626	$(3,918,259)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Interest and Similar Income

Major categories of interest and similar income, net, for the respective years ended December 31 are shown below:

	2010	2009	2008
Interest and similar income:
Available-for-sale fixed-maturity
securities	$2,688,139	$2,362,121	$2,218,194
Mortgage loans on real estate	337,269	325,579	281,586
Investment income on trading securities	164,700	294,353	328,900
Held-to-maturity fixed-maturity
securities	88,772	81,919	—
Rental income on real estate	30,107	26,241	25,312
Interest on loans to affiliates	16,739	22,269	47,038
Interest on loans to nonaffiliates (1)	22,116	21,602	—
Interest rate swaps	17,760	13,549	—
Other invested assets	1,518	3,524	4,974
Policy loans	12,096	11,876	11,978
Short-term securities	3,604	7,823	27,123
Interest on assets held by reinsurers	3,316	3,454	3,609
Total	3,386,136	3,174,310	2,948,714
Less:
Investment expenses	61,229	56,042	39,820
Total interest and similar
income, net	$3,324,907	$3,118,268	$2,908,894

(1)
As mentioned further in the Loan to Nonaffiliate section of this note, this loan, and the associated interest, was previously classified as a loan to affiliate and has been reclassified in 2009 as the counterparty is no longer an affiliate effective January 2009. The interest related to this loan was $20,734 in 2008.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Mortgage Loans

The Company’s investment in mortgage loans on real estate at December 31, 2010 and 2009 is summarized as follows:

	2010	2009
Mortgage loans on real estate:
Commercial	$5,365,973	$5,535,319
Residential	1,184	1,429
Valuation allowances	(107,343)	(110,735)
Total mortgage loans on real estate	$5,259,814	$5,426,013

At December 31, 2010, mortgage loans on real estate in California and Texas exceeded the 10% concentration level by state with concentrations of 38.1% or $2,044,098, and 10.7% or $574,714, respectively. At December 31, 2009, mortgage loans on real estate in California and Texas exceeded the 10% concentration level by state with concentrations of 39.0% or $2,185,617, and 11.3% or $632,950, respectively.

Interest rates on investments in new mortgage loans ranged from a minimum of 4.9% to a maximum of 6.25%. The maximum percentage of the loan to the value of the related real estate of any outstanding loan was 80%.

The valuation allowances on mortgage loans on real estate at December 31, 2010, 2009, and 2008 and the changes in the allowance for the years then ended are summarized as follows:

	2010	2009	2008
Balance, beginning of year	$110,735	$46,397	$42,214
(Benefit) expense charged to operations	(3,392)	64,338	4,183
Balance, end of year	$107,343	$110,735	$46,397

In 2009, the significant increase in the valuation allowance on mortgage loans on real estate was due to the continued deterioration in the overall commercial real estate market. The Company believes this additional provision is needed to reserve for higher expected losses through the current real estate downturn.

During 2009, the Company closed on two deeds in lieu of foreclosure for mortgage loans on real estate. The Company sold one of the properties in 2009, resulting in an $11,874 loss, which is reported within realized investment gains (losses), net on the Consolidated Statements of Operations. The Company sold the other property in 2010, resulting in a gain of $670, which is reported within realized investment gains (losses), net on the Consolidated Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be VIEs. A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

The Company’s CDOs were purchased in 2009 and represent interests in VIEs. The CDOs exist for the sole purpose of acquiring and managing a diversified portfolio of asset-backed and synthetic securities and are funded by the issuance of several tranches of funding notes. The CDOs, which are primarily the highest ranking debt tranches of each respective deal, contain similar features. There are several classes of notes, which include a structure that subordinates one note to another. Priorities of payment provide that the most senior classes of notes are paid first. Each CDO trust holds investments in eligible assets, which generally include credit asset-backed securities, mortgage-backed securities, default swaps/synthetic CDOs, other CDOs, and other asset-backed securities. These assets have a concentration in subprime mortgage-backed securities. Each CDO also contains tests, which, if failed, will result in cash payments that would normally be directed to a junior class of note holders, be redirected to the most senior class of note holders. The CDOs contain call features that may be exercised if requested by the appropriate class of note and if other criteria required by the CDO documents are met.

In addition, the Company invests in structured securities including VIEs. These structured securities typically invest in fixed income investments managed by third parties and include mortgage-backed securities and collateralized mortgage obligations.

The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company or the Company together with its affiliates has the power to direct the activities of the VIE, that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary and, as such, did not consolidate any VIEs in the Consolidated Financial Statements. The CDOs are classified as fixed-maturity securities, held-to-maturity on the Consolidated Balance Sheets and reported at amortized cost. The other structured securities are classified as fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets and reported at fair value.

The Company’s maximum exposure to loss from these entities is limited to their carrying value. The Company has not provided, and has no obligation to provide, material, financial, or other support that was not previously contractually required to these entities. The Company had no liabilities recorded as of December 31, 2010 or 2009 related to these entities.

Loans to Nonaffiliates

In January 2007, the Company, in an effort to optimize investment returns, entered into an agreement with Dresdner Kleinwort Pfandbriefe Investments (DKPII), a wholly owned subsidiary of Allianz SE prior to January 12, 2009, to manage a portfolio of German Pfandbriefe (PFs) or other European covered bonds

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

with a credit rating of at least “AA” by S&P or Moody’s. AZL PF Investments, Inc. (AZLPF), a wholly owned subsidiary of the Company, entered into a $500,000 prepaid forward agreement to purchase common stock of DKPII in five years from Dresdner Bank Luxembourg, a wholly owned subsidiary of Dresdner Bank Aktiengesellschaft (Dresdner Bank). On January 12, 2009, Allianz SE closed the sale of 100% of Dresdner Bank, including its subsidiaries, to Commerzbank AG. Subsequent to the sale, all financial activity with Dresdner Bank, including its subsidiaries, is recorded or disclosed in the Consolidated Financial Statements as nonaffiliated.

The effect of the forward agreement is a Reference Portfolio whereby DKPII designates a portfolio of assets in accordance with preestablished investment guidelines. The value of this agreement was $583,962 and $561,846 at December 31, 2010 and 2009, respectively, which is included in loans to nonaffiliates on the Consolidated Balance Sheets.

There is an embedded credit derivative in this agreement relating to the PFs’ values with a balance of $(1,892) and $(2,089) at December 31, 2010 and 2009, respectively, and is reported in loans to nonaffiliates. Income (loss) on the embedded credit derivative in 2010, 2009, and 2008 was $197, $7,442, and $(9,577), respectively, and is included in derivative income (loss) on the Consolidated Statements of Operations. AZLPF is contractually protected from counterparty exposure to Dresdner Bank. Dresdner Bank pledges high-quality fixed income securities as collateral, based on 101% of the current fair value of the AZLPF position in the investment.

Derivatives and Hedging Instruments

The Company uses derivatives as a risk management strategy to hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities are recorded at fair value in the Consolidated Financial Statements using valuation techniques further discussed in note 5.

Each derivative is designated by the Company as either a cash flow hedging instrument (cash flow hedge) or not qualified as a hedging instrument (nonqualifying strategies).

Cash Flow Hedges

Interest rate swaps are used by the Company to hedge against the changes in cash flows associated with variable interest rates on certain underlying fixed-maturity securities. The interest rate swaps have notional amounts and maturity dates equal to the underlying fixed-maturity securities and are deemed to be 100% effective at December 31, 2010 and 2009. The cumulative amount of unrealized gains and losses on the effective portion of the interest rate swaps is recorded as a component of other comprehensive income in the Consolidated Statements of Comprehensive Income (Loss).

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The following table presents the components of the gains or losses related to derivatives that qualify as cash flow hedges:

	Amount of gains (losses)
Derivatives designated as	recognized at December 31
cash flow hedging instruments	2010	2009	2008
Interest rate swaps, net of tax expense
(benefit) of $1,405, $(1,633), and
$8,507 at December 31, 2010, 2009,
and 2008, respectively	$2,609	$(3,033)	$15,799

At December 31, 2010, the Company does not expect to reclassify any pretax gains or losses on cash flow hedges into earnings during the next 12 months. Recurring interest income earned is recorded in interest and similar income, net in the Consolidated Statements of Operations. The Company has estimated $18,446 of interest income will be earned in 2011 from the interest rate swaps. In the event that cash flow hedge accounting is no longer applied because the derivative is no longer designated as a hedge or the hedge is not considered to be highly effective, the reclassification from accumulated other comprehensive income into earnings may be accelerated.

Nonqualifying Strategies

Option Contracts

The Company utilizes OTC options and ETOs with the objective to economically hedge certain fixed-indexed annuity and life products tied to certain indices as well as the objective to economically hedge certain variable annuity guaranteed benefits. These options are not used for speculative or income generating purposes. During 2009, the Company began utilizing ETOs to protect the Company’s statutory capital against adverse movements in equity markets. The hedge consists of various positions in equity index puts and calls.

The Company will only enter into OTC derivatives (options and interest rate swaps) with counterparties rated A- or better. At December 31, 2010, there was a net receivable exposure to the Company of $183,341, of which $8,069 was not covered by collateral held. At December 31, 2009, there was a net receivable exposure to the Company of $301,737, of which $32,600 was not covered by collateral held. At December 31, 2010 and 2009, the Company also had net liability positions to counterparties of $62,349 and $123,759, respectively, which were covered by collateral posted to counterparties. Collateral posted on the liability positions at December 31, 2010 and 2009 had a fair value of $71,315 and $141,580, respectively, and is included in fixed-maturity securities in the Consolidated Balance Sheets. This resulted in a total net receivable of $17,035 and $50,486 as of December 31, 2010 and 2009, respectively.

The ETOs provide the Company flexibility to use instruments, which are exchange-cleared and allow the Company to mitigate counterparty credit risk. These options are cleared through the Options Clearing

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission (CFTC). The credit rating on the OCC is currently AAA from S&P. At December 31, 2010 and 2009, the Company had a net receivable position to certain clearing brokers of $260,694 and $179,491, respectively, related to ETOs that cleared at the OCC. The Company is required to post collateral for ETOs by the OCC. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. Collateral posted at December 31, 2010 and 2009 had a fair value of $323,271 and $633,499, respectively, and is included in fixed-maturity securities in the Consolidated Balance Sheets.

As of December 31, 2010 and 2009, the Company held options purchased (asset) and options sold (liability) with the following amortized cost basis, fair value, and notional amounts:

	2010	2009
Options:
Purchased (asset):
Amortized cost	$704,851	$917,329
Fair value	559,077	1,053,560
Notional	21,995,194	28,122,853
Sold (liability):
Basis	$642,573	$798,330
Fair value	473,274	906,586
Notional	19,030,632	25,939,288

Futures

The Company utilizes futures to economically hedge fixed-indexed annuity and life and variable annuity guarantees. The futures contracts do not require an initial investment and the Company is required to settle cash daily based on movements of the representative index; therefore, no asset or liability is recorded as of December 31, 2010 and 2009. Futures contracts are also utilized to hedge the investment risk associated with seed money.

The Company is required to post collateral for futures contracts by the Chicago Mercantile Exchange, Chicago Board of Trade, London International Financial Futures Exchange, and the Eurex. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. Collateral posted at December 31, 2010 and 2009 had a fair value of $436,974 and $496,300, respectively, and is included in fixed-maturity securities on the Consolidated Balance Sheets.

Interest Rate Swaps

In 2010, the Company began utilizing interest rate swaps to economically hedge certain variable annuity guarantee benefits. The Company can receive the fixed or variable rate. The interest rate swaps are traded in 10-, 20-, and 30-year maturities. The Company will only enter into OTC interest rate swap contracts

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

with counterparties rated A- or better. Typically, the Company transacts with the same counterparties the OTC options are traded. The interest rate swap exposure can be netted with the OTC option and is subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. See the Option Contracts section of this note for collateral management.

Stock Appreciation Rights

The Company also enters into contracts with Allianz SE with the objective to economically hedge risk associated with Allianz SE’s stock based compensation plan, which awards certain employees stock appreciation rights (SARs). The contracts are recorded at fair value within derivatives on the Consolidated Balance Sheets with the change in fair value recorded in derivative income on the Consolidated Statements of Operations. As of December 31, 2010 and 2009, the Company owned 109,976 and 84,012 contracts with a cost of $3,907 and $4,024, respectively. See further discussion of the stock-based compensation plan in note 17.

Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. These embedded derivatives are classified within future policy benefit reserves on the Consolidated Balance Sheets.

Certain fixed-indexed annuity products, variable annuity riders, and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within policy and contract account balances on the Consolidated Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations.

During 2010, the Company bifurcated and separately recorded an embedded derivative related to certain CDOs as a result of adopting new guidance within the Derivatives and Hedging Topic of the Codification. The embedded derivative is recorded within derivatives on the Consolidated Balance Sheets.

Forward Commitments

The Company had previously utilized forward commitments, on a limited basis, for the generation of income through certain actively managed portfolios. Forward commitments of $103,520, $105,294, and $10,943 were purchased and $103,520, $104,978, and $10,943 were sold by the Company during 2010, 2009, and 2008, respectively. Outstanding forward commitments are reported within derivatives on the Consolidated Balance Sheets. Realized gains and losses on the sale of forward commitments and any change in fair value are reported within derivative income (loss) on the Consolidated Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The following table presents the balance sheet location and the fair value of the derivatives, including embedded derivatives, for both cash flow hedges and nonqualifying strategies as of December 31:

	Fair value
Derivatives designated as
cash flow hedging instruments	2010	2009
Interest rate swaps	$23,654	$19,640
Total cash flow hedging instruments	23,654	19,640
Derivatives designated as nonqualifying
hedging instruments, net
OTC	104,759	158,337
ETO	(20,723)	(11,363)
SAR	1,767	1,262
GMWB	(79,963)	20,909
GMAB	(434,027)	(535,353)
MVLO	(8,465,510)	(7,382,927)
CDO embedded derivative	11,477	—
Other embedded derivative	820	903
Interest rate swaps	(7,420)	—
Total nonqualifying hedging instruments	(8,888,820)	(7,748,232)
Total derivative instruments	$(8,865,166)	$(7,728,592)
Location in consolidated balance sheets
Derivatives	$626,086	$1,077,453
Loans to nonaffiliates	(1,892)	(2,089)
Future policy benefit reserves	(513,990)	(514,443)
Policy and contract account balances	(8,465,510)	(7,382,927)
Derivative liability	(509,860)	(906,586)
Total derivative instruments	$(8,865,166)	$(7,728,592)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The following table presents the gains or losses recognized in income on the various nonqualifying strategies:

		Amount of gains (losses) on
		derivatives recognized for the
Derivatives designated as		years ended December 31
nonqualifying hedging	Location in consolidated
instruments, net	statements of operations	2010	2009	2008
MVLO	Policy fees	$(84,868)	$(304,516)	$(66,832)

MVLO	Policyholder benefits	73,415	61,636	53,470

MVLO	Change in fair value of annuity
	embedded derivatives	(1,071,130)	(892,431)	107,262
GMWB	Change in fair value of annuity
	embedded derivatives	(100,872)	333,498	(312,590)
GMAB	Change in fair value of annuity
	embedded derivatives	93,764	(39,763)	(491,481)
	Total change in fair
	value of annuity
	embedded derivatives	(1,078,238)	(598,696)	(696,809)

OTC	Derivative income	100,737	250,178	275,056
ETO	Derivative (loss) income	24,944	(46,517)	(76)
Futures	Derivative loss	(485,639)	(11,150)	(1,306,124)
SAR	Derivative loss	(106)	(339)	(3,076)
CDO embedded derivative	Derivative loss	(9,840)	—	—
Other embedded derivatives	Derivative (loss) income	(83)	(49,909)	32,586
Forward commitments	Derivative (loss) income	(684)	(706)	7,969
Interest rate swaps	Derivative income (loss)	6,834	1,571	(2,893)
Credit default swaps	Derivative income (loss)	—	1,491	(7,465)
	Total derivative (loss) income	(363,837)	144,619	(1,004,023)
	Total derivative loss	$(1,453,528)	$(696,957)	$(1,714,194)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(5)	Fair Value Measurements

The following financial instruments are carried at fair value on a recurring basis in the Company’s Consolidated Financial Statements: available-for-sale and trading fixed-maturity securities, freestanding and embedded derivatives, equity securities, corporate-owned life insurance, and separate account assets.

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active;

(c)	Inputs other than quoted prices that are observable; and

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 –
Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3. Transfers of securities among the levels occur at the beginning of the reporting period. Transfers between Level 1 and Level 2 were not material for the year ended December 31, 2010.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31, 2010 and 2009:

	Total	Level 1	Level 2	Level 3
2010:
Assets accounted for at fair value:
Fixed-maturity securities,
available-for-sale:
U.S. government	$1,216,143	$1,216,143	$—	$—
Agencies not backed by the
full faith and credit of the
U.S. government	426,869	—	426,869	—
States and political
subdivisions	2,671,691	—	2,671,691	—
Foreign government	509,561	—	480,848	28,713
Public utilities	5,489,734	—	5,443,445	46,289
Corporate securities	32,692,649	—	30,717,037	1,975,612
Mortgage-backed securities	14,057,877	—	14,057,877	—
Collateralized mortgage
obligations	22,043	—	22,043	—
Fixed-maturity securities, trading:
U.S. government	12,702	12,702	—	—
Public utilities	10,522	—	10,522	—
Corporate securities	67,826	4,621	63,205	—
Mortgage-backed securities	42,350	—	42,350	—
Derivative investments	626,086	59,193	555,416	11,477
Equity securities, available-for-sale	5,263	5,263	—	—
Equity securities, trading	18,367	14,034	4,333	—
Corporate-owned life insurance (1)	125,043	—	125,043	—
Separate account assets (2)	19,327,536	19,327,536	—	—
Total assets accounted
for at fair value	$77,322,262	$20,639,492	$54,620,679	$2,062,091
Liabilities accounted for at fair value:
Derivative liabilities (3)	$511,752	$79,916	$429,944	$1,892
Annuity and life embedded derivative
liabilities (4)	8,979,500	—	—	8,979,500
Total liabilities accounted
for at fair value	$9,491,252	$79,916	$429,944	$8,981,392

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

	Total	Level 1	Level 2	Level 3

Assets accounted for at fair value:
Fixed-maturity securities,
available-for-sale:
U.S. government	$760,139	$760,139	$—	$—
Agencies not backed by the
full faith and credit of the
U.S. government	49,431	—	47,291	2,140
States and political
subdivisions	401,169	—	401,169	—
Foreign government	219,059	—	165,788	53,271
Public utilities	4,588,223	—	4,564,378	23,845
Corporate securities	22,855,959	—	21,204,990	1,650,969
Mortgage-backed securities	15,338,763	—	15,337,829	934
Collateralized mortgage
obligations	24,703	—	20,986	3,717
Fixed-maturity securities, trading:
U.S. government	594,725	594,725	—	—
Agencies not backed by the full faith
and credit of the U.S. government	21,255	—	21,255	—
States and political subdivisions	54,784	—	54,784	—
Foreign government	38,919	—	38,919	—
Public utilities	594,399	—	594,399	—
Corporate securities	2,965,181	—	2,953,108	12,073
Mortgage-backed securities	878,263	—	878,263	—
Derivative investments	1,077,453	256,712	820,741	—
Equity securities, available-for-sale	52,153	52,153	—	—
Equity securities, trading	15,125	11,013	4,112	—
Corporate-owned life insurance (1)	109,069	—	109,069	—
Separate account assets (2)	15,925,814	15,925,814	—	—
Total assets accounted
for at fair value	$66,564,586	$17,600,556	$47,217,081	$1,746,949
Liabilities accounted for at fair value:
Derivative liabilities (3)	$908,675	$268,076	$638,510	$2,089
Annuity and life embedded derivative
liabilities (4)	7,897,370	—	—	7,897,370
Total liabilities accounted
for at fair value	$8,806,045	$268,076	$638,510	$7,899,459

(1)	Corporate-owned life insurance is reported in other assets on the Consolidated Balance Sheets.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(2)	In accordance with the Financial Services – Insurance Topic of the Codification, the value of separate account liabilities is set to equal the fair value of separate account assets.

(3)
As of December 31, 2010 and 2009, derivative liabilities include $1,892 and $2,089, respectively, related to an embedded derivative liability reported within loans to nonaffiliates on the Consolidated Balance Sheets.

(4)	Annuity and life embedded derivative liabilities are reported in future policy benefit reserves and policy and contract account balances on the Consolidated Balance Sheets.

The following is a discussion of the methodologies used to determine fair values for the financial instruments listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities and Equity Securities

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, municipal securities rulemaking board (MSRB) reported trades, nationally recognized municipal securities information repository (NRMSIR) material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In certain cases including private placement securities as well as certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

At December 31, 2010 and 2009, private placement securities of $2,050,614 and $1,636,200, respectively, were included in Level 3. Internal pricing models based on market proxy securities, which are monitored monthly by the investment manager for reasonableness, are used to value these holdings. This includes ensuring there are no significant credit events impacting the proxy security and that the spreads used are still reasonable under the circumstances.

(b)	Valuation of Derivatives

The fair value of option assets and liabilities is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

pricing calculator, because active markets do not exist. Options that are internally priced, interest rate swaps, currency forwards, and credit default swaps, are included in Level 2, because they use market observable inputs. The fair value of forward commitments, exchange-traded options, and futures is based on quoted market prices and are generally included in Level 1.

(c)	Valuation of Corporate-Owned Life Insurance (COLI)

The policy value of COLI is recorded at fair value on the Consolidated Balance Sheets. Its fair value is tied to the S&P 500 market index at the measurement date. COLI is included in Level 2, because although its fair value is tied to its underlying assets and is market observable, the exit markets are different.

(d)	Valuation of Separate Account Assets

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in mutual funds with the following investment types – bond, domestic equity, international equity, or specialty. The separate account funds also hold certain money market funds. Mutual fund investments are generally included in Level 1. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in corporate bonds or other fixed-maturity securities, that portion could be considered a Level 2 or Level 3).

(e)	Valuation of Embedded Derivatives

Embedded derivatives principally include the equity-indexed features contained in fixed-indexed annuity products and certain variable annuity riders. Embedded derivatives are recorded in the Consolidated Financial Statements at fair value with changes in fair value adjusted through net income (loss).

Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. Fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net income (loss).

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. GMWB and GMAB riders are embedded derivatives, which are measured at fair value separately from the host variable annuity contract with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. These embedded derivatives are classified within future policy benefit reserves on the Consolidated Balance Sheets. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable LIBOR rates. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net income (loss).

The Company also has an embedded derivative asset related to a modified coinsurance agreement with Transamerica, which is reported within derivatives on the Consolidated Balance Sheets. This agreement results in a credit derivative, with a fair value based on the difference between the LIBOR and Corporate A- spread as of an average portfolio purchase date. The asset is included in Level 2 as the valuation uses market observable inputs. This derivative is on a closed block of business and is not significant to the ongoing results of the Company.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(f)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

							Realized gains
							(losses)
							included in net
							income (loss)
		Total realized/unrealized gains		Purchases,			related to
		(losses) included in		sales,			financial
			Other	issuances,	Transfer in		instruments
	Beginning	Net income	comprehensive	and	and/or out of	Ending	still held at
	balance	(loss)	income (loss)	settlements	Level 3, net	balance	December 31
2010:
Fixed-maturity securities:
Available-for-sale:
Agencies not backed
by the full faith
and credit of the
U.S. government	$2,140	$—	$—	$—	$(2,140)	$—	$—
Foreign government	53,271	—	456	—	(25,014)	28,713	—
Public utilities	23,845	—	(635)	40,000	(16,921)	46,289	—
Corporate securities	1,650,969	2,953	88,141	371,336	(137,787)	1,975,612	124
Mortgage-backed
securities	934	—	—	—	(934)	—	—
Collateralized
mortgage
obligations	3,717	—	—	—	(3,717)	—	—
Trading:
Corporate securities	12,073	136	—	(4,807)	(7,402)	—	—
Total fixed-
maturity
securities	$1,746,949	$3,089	$87,962	$406,529	$(193,915)	$2,050,614	$124
Derivative assets (1)	$21,317	$(9,840)	$—	$—	$—	$11,477	$(9,840)
Derivative liabilities	(2,089)	197	—	—	—	(1,892)	197
Annuity and life embedded
derivative liabilities	(7,897,370)	(107,183)	—	(974,947)	—	(8,979,500)	(909,555)

(1)	Beginning balance is a result of bifurcating and separately recording an embedded derivative related to certain CDOs due to the accounting guidance as of January 1, 2010.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

							Realized gains
							(losses)
							included in net
							income (loss)
		Total realized/unrealized gains		Purchases,			related to
		(losses) included in		sales,			financial
			Other	issuances,	Transfer in		instruments
	Beginning	Net income	comprehensive	and	and/or out of	Ending	still held at
	balance	(loss)	income (loss)	settlements	Level 3, net	balance	December 31
2009:
Fixed-maturity securities:
Available-for-sale:
Agencies not backed
by the full faith
and credit of the
U.S. government	$2,530	$6	$(92)	$(304)	$—	$2,140	$6
Foreign government	48,020	6	(4,755)	10,000	—	53,271	6
Public utilities	13,715	2,450	(1,132)	8,812	—	23,845	2,293
Corporate securities	1,948,990	199,373	16,162	42,698	(556,254)	1,650,969	206,230
Mortgage-backed
securities	1,000	2	(3)	(65)	—	934	3
Collateralized
mortgage
obligations	2,255	17	(330)	(668)	2,443	3,717	17
Trading:
Corporate securities	12,053	3,387	—	(1,083)	(2,284)	12,073	3,349
Total fixed-
maturity
securities	$2,028,563	$205,241	$9,850	$59,390	$(556,095)	$1,746,949	$211,904
Derivative assets
(liabilities)	$38,584	$(40,673)	$—	$—	$—	$(2,089)	$(40,673)
Annuity and life embedded
derivative liabilities	(7,057,471)	234,252	—	(1,074,151)	—	(7,897,370)	(565,049)

(g)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers in and/or out of Level 3 are reported as of the beginning of the period in which the change occurs.

The net transfers out of Level 3 for the year ended December 31, 2010 are a result of observable inputs becoming available for certain fixed-maturity securities.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(h)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis. In 2009, impairments of $229,537 were recorded on certain held-to-maturity investments. The fair value adjustments were based on a valuation model using inputs classified as Level 3 in the valuation hierarchy. The inputs utilized were primarily based on estimated future collateral performance, such as loss migration, loss severity, and prepayment speeds. As significant input parameters are based on nonobservable assumptions, significant management judgment is required. No subsequent fair value adjustments were recorded during 2010.

In 2010, an impairment of $5,000 was recorded associated with a mortgage loan on real estate, and an additional $2,167 loss was incurred upon its final disposition. In 2009, an impairment of $20,900 was recorded associated with mortgage loans on real estate. The impairment was based on the appraisal value of the underlying property that is an input classified as Level 3 in the hierarchy. On February 12, 2010, the Company closed on a deed in lieu of foreclosure related to this mortgage loan on real estate and the impaired value of $50,500 was transferred to real estate. This real estate was sold during 2010 for a gain of $670.

In 2009, impairments of $8,603 and $2,294 were recorded associated with real estate held for investment and real estate held for sale, respectively. The impairments were based on appraisal values that are inputs classified as Level 3 in the hierarchy. No subsequent fair value adjustments were recorded during 2010.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(i)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities at December 31, 2010 and 2009:

	2010		2009
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value
Financial assets:
Available for sale:
Fixed-maturity securities	$57,086,567	$57,086,567	$44,237,446	$44,237,446
Equity securities	5,263	5,263	52,153	52,153
Trading:
Fixed-maturity securities	133,400	133,400	5,147,526	5,147,526
Equity securities	18,367	18,367	15,125	15,125
Held-to-maturity fixed-
maturity securities	1,006,105	1,097,975	1,111,594	1,250,085
Mortgage loans on real estate	5,259,814	5,458,399	5,426,013	5,110,418
Short-term securities	71,829	71,829	536,238	536,238
Derivatives	626,086	626,086	1,077,453	1,077,453
Loans to affiliates	81,950	86,936	155,533	165,529
Loans to nonaffiliates	582,070	582,070	559,757	559,757
Policy loans	175,063	175,063	173,834	173,834
Cash	2,563,907	2,563,907	1,488,311	1,488,311
Separate account assets	19,327,536	19,327,536	15,925,814	15,925,814
Financial liabilities:
Investment contracts	$64,263,631	$65,150,409	$59,147,072	$59,561,351
Derivative liability	509,860	509,860	906,586	906,586
Mortgage notes payable	118,106	124,258	123,742	117,006
Separate account liabilities	19,327,536	19,327,536	15,925,814	15,925,814

The fair value of mortgage loans on real estate is calculated using discounted cash flows using market interest rates as of year-end representative of those that a market participant would use. Credit risk is considered in this valuation implicitly within the discount rate used. The fair value of loans to affiliates and nonaffiliates is calculated by management using the market price of a financial instrument with similar characteristics.

Investment contracts include certain reserves related to deferred annuity products. These reserves are included in the future policy benefit reserves and the policy and contract claims balances on the Consolidated Balance Sheets. The fair values of the investment contracts, which include deferred annuities and other annuities without significant mortality risk, are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

noncapital market inputs. The fair value of mortgage notes payable is the present value of future payment amounts, calculated using market interest rates as of year-end representative of those a market participant would use. The fair value of separate account liabilities is equal to the fair value of the separate account assets that support them.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(6)	Financing Receivables

The Company’s financing receivables are comprised of mortgage loans, nontrade receivables, loans to non-affiliates, and loans to affiliates. Mortgage loans consist of the unpaid balance of mortgage loans on real estate. Non-trade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. Loans to non-affiliates and loans to affiliates are loans that are intended to meet certain financial objectives of the Company, AZOA, and Allianz SE. The mortgage loans are evaluated on a collective basis for impairment. The non-trade receivables include some receivables evaluated on a collective basis, and some evaluated individually. The loans to non-affiliates and loans to affiliates are evaluated individually. The loans to non-affiliates or loans to affiliates do not require an allowance to be recorded as of December 31, 2010. For additional information, see note 2 for non-trade receivables, note 4 for mortgage loans, and note 16 for loans to non-affiliates and loans to affiliates.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Rollforward of Allowance for Credit Losses

The allowance for credit losses and recorded investment in financing receivables as of December 31, 2010 is shown below:

	Mortgage	Nontrade
	loans	receivables	Total
2010:
Allowance for credit losses:
Beginning balance	$110,735	8,737	119,472
Provision	(3,392)	95	(3,297)
Ending balance	107,343	8,832	116,175
Ending balance individually
evaluated for impairment	—	2,600	2,600
Ending balance collectively
evaluated for impairment	$107,343	6,232	113,575
Financing receivables:
Ending balance	$5,367,157	35,536	5,402,693
Ending balance individually
evaluated for impairment	—	2,600	2,600
Ending balance collectively
evaluated for impairment	$5,367,157	32,936	5,400,093

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company has determined the loan-to-value ratio is the most reliable indicator in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value analysis as of December 31, 2010 is shown below:

	Commercial		Residential		Total
Less than 50%	$1,186,973	22.1%	$478	40.4%	$1,187,451	22.1%
50% - 60%	1,308,776	24.4%	706	59.6%	1,309,482	24.4%
60% - 70%	2,106,518	39.3%	—	0.0%	2,106,518	39.3%
70% - 80%	763,706	14.2%	—	0.0%	763,706	14.2%
Total	$5,365,973	100.0%	$1,184	100.0%	$5,367,157	100.0%

The Company’s non-trade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The non-trade receivable and allowance for credit losses by customer classification as of December 31, 2010 are shown below:

	Agent	Reinsurer	Total
Nontrade receivables	$8,484	$27,052	$35,536
Allowance for credit losses	(6,232)	(2,600)	(8,832)
Net nontrade receivables	$2,252	$24,452	$26,704

Past Due Aging Analysis

Aging analysis of past due financing receivables as of December 31, 2010 is shown below:

Greater than
	31-60	61-90	90 days	Total
	past due	past due	past due	past due	Current (1)	Total
Mortgage loans	$ -	$ -	$ -	$ -	$ 5,367,157	$ 5,367,157
Nontrade receivables	6,309	596	11,134	18,039	17,497	35,536
Total	$ 6,309	$ 596	$ 11,134	$ 18,039	$ 5,384,654	$ 5,402,693

(1) Current amount includes all receivables 30 days or less past due.

As of December 31, 2010, the Company’s financing receivables do not include any balances, which are on a non-accrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(7)	Goodwill

Goodwill at December 31, 2010 and 2009, and the changes in the balance for the years then ended are as follows:

	2010	2009
Balance, beginning of year	$484,401	$503,303
Impairment of goodwill	—	(18,902)
Balance, end of year	$484,401	$484,401

Questar, a wholly owned subsidiary of Yorktown Financial Companies, Inc., which in turn is a wholly owned subsidiary of the Company, had an impairment of goodwill during 2009. As a result of the economic downturn and the negative financial impact on Questar, an impairment test was performed on the goodwill balance. The results of the testing determined the entire Questar goodwill amount of $18,902 was impaired, and the total amount was written off. The impairment is included in general and administrative expenses on the Consolidated Statements of Operations.

(8)	Value of Business Acquired and Other Intangible Assets

VOBA at December 31, 2010, 2009, and 2008, and the changes in the balance for the years then ended are as follows:

	2010	2009	2008
Balance, beginning of year	$12,435	$29,195	$28,312
Adoption of new investment accounting
guidance (1)	—	(13,710)	—
Interest	809	919	1,169
Amortization	(4,085)	(10,536)	(2,379)
Change in shadow VOBA (1)	(7,889)	6,567	2,093
Balance, end of year	$1,270	$12,435	$29,195

(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on VOBA of the new guidance is an equal and opposite change to shadow VOBA, resulting in no net impact to VOBA. See note 2 for additional information.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The net amortization of the VOBA in each of the next five years is expected to be:

2011	$5,226
2012	4,104
2013	3,437
2014	2,811
2015	2,315

Intangible assets at December 31, 2010, 2009, and 2008, and the changes in the balance for the years then ended are as follows:

	2010	2009	2008
Balance, beginning of year	$5,870	$7,827	$10,302
Addition	—	467	140
Amortization	(1,697)	(2,424)	(2,615)
Balance, end of year	$4,173	$5,870	$7,827

Amortization of intangible assets in each of the next five years is expected to be:

2011	$752
2012	165
2013	101
2014	70
2015	–

During 2010, 2009, and 2008, there are no events or changes in circumstances that warranted recoverability testing for intangible assets.

Accumulated amortization of VOBA and other intangible assets are $233,857 and $228,075 as of December 31, 2010, and 2009, respectively.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(9)	Deferred Acquisition Costs

DAC at December 31, 2010, 2009, and 2008, and the changes in the balance for the years then ended are as follows:

	2010	2009	2008
Balance, beginning of year	$6,091,955	$8,253,502	$5,575,492
Adoption of new investment accounting
guidance (1)	—	(2,242,032)	—
Capitalization	983,760	810,469	865,521
Interest	148,060	215,904	186,410
Amortization	(1,030,886)	(1,191,677)	1,732,133
Change in shadow DAC (1)	(911,530)	245,789	(106,054)
Balance, end of year	$5,281,359	$6,091,955	$8,253,502

(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on DAC of the new guidance is an equal and opposite change to shadow DAC, resulting in no net impact to DAC. See note 2 for additional information.

The reduction of shadow DAC in 2010 is driven by the increase in unrealized gains as a result of market conditions. The negative DAC amortization in 2008 is due primarily to a significant increase in other-than-temporary impairments, an increase in variable annuity guarantee reserves, and losses on investment portfolios classified as trading. These significant losses caused estimated future gross profits to increase, which caused amortization to be negative.

The Company reviews its best estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions were applied to the current in-force policies to project future gross profits.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during 2010, 2009, and 2008 is as follows:

	2010	2009	2008
Assets:
DAC	$52,279	$39,973	$(117,331)
DSI	2,256	3,771	3,368
VOBA	1,905	319	(1,074)
Total assets increase (decrease)	56,440	44,063	(115,037)
Liabilities:
Policy and contract account balances	105,177	(5,815)	(161,578)
Future policy benefit reserves	134,270	67,947	(927)
Unearned premiums	(5,490)	1,377	(1,538)
Total liabilities increase
(decrease)	233,957	63,509	(164,043)
Net (decrease) increase	(177,517)	(19,446)	49,006
Deferred income tax (benefit) expense	(62,131)	(6,806)	17,152
Net (decrease) increase	$(115,386)	$(12,640)	$31,854

(10)	Deferred Sales Inducements

DSI at December 31, 2010, 2009, and 2008, and the changes in the balance for years then ended are as follows:

	2010	2009	2008
Balance, beginning of year	$1,023,116	$1,097,806	$767,916
Adoption of new investment accounting
guidance (1)	—	(267,388)	—
Capitalization	412,427	342,107	128,056
Amortization	(164,537)	(186,577)	169,359
Interest	36,457	30,972	30,081
Change in shadow DSI (1)	(148,210)	6,196	2,394
Balance, end of year	$1,159,253	$1,023,116	$1,097,806

(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on DSI of the new guidance is an equal and opposite change to shadow DSI, resulting in no net impact to DSI. See note 2 for additional information.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The reduction of shadow DSI in 2010 is driven by the increase in unrealized gains as a result of market conditions. The negative DSI amortization in 2008 is due primarily to a significant increase in other-than-temporary impairments, an increase in variable annuity guarantee reserves, and losses on investment portfolios classified as trading. These significant losses caused estimated future gross profits to increase, which caused amortization to be negative.

(11)	Separate Accounts and Annuity Product Guarantees

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2010			2009
	Account	Net amount	Weighted	Account	Net amount	Weighted
	value	at risk	age (years)	value	at risk	age (years)
GMDB:
Return of premium	$15,409,243	$237,519	63.0	$12,730,936	$492,275	62.9
Ratchet and return of premium	4,406,136	303,601	65.7	3,839,440	439,133	65.1
Ratchet and rollup	5,353,249	803,713	67.3	5,285,246	1,194,457	66.6
Ratchet and earnings
protection rider	3,835	2,497	77.0	4,625	3,253	75.6
Reset	107,673	976	65.5	123,895	10,857	73.2
Earnings protection rider	350,518	22,976	64.1	343,908	28,951	63.3
Total	$25,630,654	$1,371,282		$22,328,050	$2,168,926
GMIB:
Return of premium	$190,485	$1,757	69.9	$200,164	$4,827	69.2
Ratchet and return of premium	5,270,287	540,726	65.4	5,562,768	735,702	64.5
Ratchet and rollup	6,929,379	1,103,483	63.3	6,685,807	1,664,015	62.5
Total	$12,390,151	$1,645,966		$12,448,739	$2,404,544
GMAB:
Five years	$7,406,652	$780,315	59.2	$7,754,448	$1,063,460	63.6
Ten years	4,514	51	74.7	5,354	257	72.7
Target date retirement – 7 year	690,098	2,229	57.6	547,957	—	59.8
Target date retirement – 10 year	264,780	211	54.5	215,221	—	55.4
Target date with management levers	647,148	290	57.1	—	—	—
Total	$9,013,192	$783,096		$8,522,980	$1,063,717
GMWB:
No living benefit	$253,981	$—	67.5	$391,611	$—	60.4
Life benefit with optional reset	1,145,656	148,670	62.0	1,959,984	21,098	64.1
Life benefit with automatic
reset	1,605,156	81,183	58.5	1,052,912	17,304	59.3
Life benefit with 8% rollup	33,019	404	63.4	16,114	56	72.7
Life benefit with 10% rollup	1,142,534	20,607	58.2	450,742	68	59.8
Life benefit with management levers	2,696,562	9,750	59.0	—	—	—
Total	$6,876,908	$260,614		$3,871,363	$38,526

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The net amount at risk has decreased in 2010 due to the improved economic environment. Account values have increased due to the improved performance of the markets, which causes the guarantee reserves to decrease.

At December 31, 2010, and 2009, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2010	2009
Mutual funds:
Bond	$2,786,384	$2,312,365
Domestic equity	9,074,144	7,488,345
International equity	1,981,724	2,039,503
Specialty	4,519,285	3,071,439
Total mutual funds	18,361,537	14,911,652
Money market funds	855,354	896,326
Other	110,645	117,836
Total	$19,327,536	$15,925,814

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in future policy benefit reserves on the Consolidated Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2008	$124,802	$257,559	$497,265	$312,590	$1,192,216
Incurred guaranteed benefits	(14,312)	(100,344)	39,764	(333,499)	(408,391)
Paid guaranteed benefits	(40,242)	(22,457)	(1,676)	—	(64,375)
Balance as of December 31, 2009	70,248	134,758	535,353	(20,909)	719,450
Incurred guaranteed benefits	14,886	14,446	(93,765)	100,872	36,439
Paid guaranteed benefits	(24,958)	(17,494)	(7,561)	—	(50,013)
Balance as of December 31, 2010	$60,176	$131,710	$434,027	$79,963	$705,876

(12)	Mortgage Notes Payable

In 2004, the Company obtained an $80,000 mortgage loan from Northwestern Mutual Life Insurance Company (Northwestern) for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with Northwestern in conjunction with the construction of an addition to the Company’s headquarters of $65,000. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2010, and 2009, the combined loan had a balance of $118,106 and $123,742, respectively. This 20-year, fully amortizing loan has an interest rate of 5.52%, with a maturity

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan from Wells Fargo that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.

Interest expense for all loans is $6,667, $6,971, and $7,258 in 2010, 2009, and 2008, respectively, and is presented in general and administrative expenses on the Consolidated Statements of Operations.

The future principal payments required under the Northwestern loan are as follows:

2011	$5,955
2012	6,292
2013	6,649
2014	7,026
2015	7,426
2016 and beyond	84,758
Total	$118,106

(13)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2010 are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2010	2009	2008
Balance at January 1, net of reinsurance
recoverables of $126,907, $221,620,
and $234,740, respectively	$69,233	$59,476	$63,376
Adjustment related to the reclassification
of reserves from prior years	—	7,295	—
Adjustment primarily related to
commutation and assumption
reinsurance on blocks of business	110	—	(2,710)
Incurred related to:
Current year	35,371	24,461	13,763
Prior years	(4,143)	1,082	2,763
Total incurred	31,228	25,543	16,526
Paid related to:
Current year	2,551	2,019	1,748
Prior years	19,116	21,062	15,968
Total paid	21,667	23,081	17,716
Balance at December 31, net of reinsurance
recoverables of $156,294, $126,907,
and $221,620, respectively	$78,904	$69,233	$59,476

Prior year incurreds for 2010 reflect favorable claim development with the group marketing and reinsurance assumed lines of business. Incurreds for 2009 reflect unanticipated claim development with the reinsurance assumed business. Prior year incurreds for 2008 reflect unanticipated claim development with the LTC business partially offset by commutation activity on the reinsurance assumed business.

(14)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess yearly renewal term (YRT) coverage. The Company may also enter into coinsurance agreements for the purpose of preserving capital. The Company generally retains a maximum of $10,000 coverage per individual life.

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis. The Company mitigates risk by arranging trust accounts or letters of

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

credit with certain reinsurers. Reinsurance recoverables and receivables at December 31, 2010 and 2009 are covered by collateral of $3,404,190, and $3,790,973, respectively.

Reinsurance recoverables at December 31, 2010 and 2009 of $2,356,783 and $2,351,537, respectively, are due to reinsurance agreements the Company became party to during the 1999 acquisition of LifeUSA Holding, Inc.

(15)	Income Taxes

(a)	Income Tax Expense (Benefit)

Total income tax expense (benefit) for the years ended December 31 is as follows:

	2010	2009	2008
Income tax expense (benefit)
attributable to operations:
Current tax expense	$282,145	$26,816	$47,043
Deferred (benefit) tax expense	(165,242)	158,425	(654,033)
Total income tax expense
(benefit) attributable to
net income (loss)	116,903	185,241	(606,990)
Income tax effect on equity:
Income tax expense (benefit)
allocated to stockholder’s equity:
Attributable to unrealized
gains (losses) on investments	348,685	(14,127)	(4,153)
Attributable to unrealized gains
(losses) on postretirement
obligation	17	(12)	(686)
Attributable to unrealized gains
(losses) on foreign exchange	723	3,285	(4,265)
Total income tax effect
on equity	$466,328	$174,387	$(616,094)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(b)	Components of Income Tax Expense (Benefit)

Income tax expense (benefit) computed at the statutory rate of 35% varies from income tax expense (benefit) reported on the Consolidated Statements of Operations for the respective years ended December 31 as follows:

	2010	2009	2008
Income tax expense (benefit)
computed at the statutory rate	$157,489	$186,276	$(595,485)
Dividends-received deductions and
tax-exempt interest	(24,640)	242	(29,999)
Accrual (release) of tax contingency
reserve	183	(684)	1,048
Foreign tax, net	(12,054)	(1,043)	(1,414)
Corporate owned life insurance	(5,680)	(7,785)	17,965
Nondeductible goodwill	—	6,616	—
Other	1,605	1,619	895
Income tax expense
(benefit) as reported	$116,903	$185,241	$(606,990)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(c)	Components of Deferred Tax Assets and Liabilities on the Consolidated Balance Sheets

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability), which is included in other assets and other liabilities, respectively, on the Consolidated Balance Sheets, at December 31 are as follows:

	2010	2009
Deferred tax assets:
Policy reserves	$2,023,989	$1,753,964
Coinsurance deferred income	9,300	52,258
Expense accruals	188,302	213,780
Other-than-temporarily impaired assets	93,661	158,766
Provision for postretirement benefits	9,073	8,760
Other	1,104	2,325
Total deferred tax assets	2,325,429	2,189,853
Deferred tax liabilities:
Deferred acquisition costs	(1,632,158)	(1,950,834)
Investment and derivative income	(16,262)	(82,306)
Depreciation and amortization	(25,713)	(20,117)
Value of business acquired	(445)	(4,352)
Deferred intercompany gain	(5,282)	(5,806)
Net unrealized gains on investments and
foreign exchange	(1,042,453)	(339,994)
Other	(125)	(208)
Total deferred tax liabilities	(2,722,438)	(2,403,617)
Net deferred tax liability	$(397,009)	$(213,764)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid (received) by the Company were $248,129, $(40,926), and $(125,812) in 2010, 2009, and 2008, respectively. At December 31, 2010 and 2009, respectively, the Company had a tax payable to AZOA of $169,171 and $136,815, reported in other liabilities on the Consolidated Balance Sheets.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

At December 31, 2010 and 2009, the Company had a tax (receivable) payable separate from the agreement with AZOA in the amount of $(418) and $44, respectively. These amounts are for foreign taxes and taxes on a majority-owned subsidiary.

With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2002. The IRS has surveyed 2003 through 2005 and has informed the Company that they do not intend to do any further review of those years. During 2010, the IRS began reviewing the 2008 AZOA and Subsidiaries consolidated return. At this time, the Company is not aware of any adjustments that may be proposed by the IRS.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2010	2009
Balance at January 1	$144,463	$28,159
Additions based on tax positions related to the
current year	—	122,613
Amounts released related to tax positions taken
in prior years	(40,798)	(6,309)
Balance at December 31	$103,665	$144,463

The balance at December 31, 2010 consists of tax positions for which the deductibility is more likely than not; however, there is uncertainty with respect to the timing of the deduction. Because of the impact of deferred tax accounting, other than interest and penalty, the disallowance would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2010, 2009, and 2008, the Company recognized expenses (benefits) of $192, $(683), and $1,037, respectively, in interest and penalties. The Company had $2,584 and $2,393 for the payment of interest and penalties accrued at December 31, 2010 and 2009, respectively.

(16)	Related-Party Transactions

(a)	Loans to Affiliates

The Company held related-party invested assets of $81,950 and $155,533 at December 31, 2010 and 2009, respectively, representing 0.1% and 0.3% of total invested assets and 1.1% and 2.5% of capital for the respective years. The Company does not foresee a credit risk with these investments given the financial strength of Allianz SE, which currently has an A.M. Best rating of A+ and a Standard & Poor’s rating of AA.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

In 2003, the Company entered into an agreement to lend Allianz SE $350,000. In 2004, the Company transferred, in the form of a dividend, a portion of the loan to AZOA with a carrying value of $90,000. In 2006, the Company transferred, in the form of a dividend, an additional portion of the loan to AZOA with a carrying amount of $130,000. The remaining loan balance was $81,950 and $106,589 at December 31, 2010 and 2009, respectively, and will be repaid, plus interest over ten years; semiannual interest payments for the first five years; and amortized semiannual payments of principal and accrued interest over the last five years. Repayment of this loan started in 2009 with year-to-date principal payments received through December 31, 2010 and 2009 in the amount of $24,639 and $23,411, respectively. The interest rate is 5.18%. Interest of $5,128, $6,361, and $6,734 was earned during 2010, 2009, and 2008, respectively, and is included in interest and similar income, net on the Consolidated Statements of Operations. The loan was collateralized by a €100,000 Buoni Poliennali Del Tes Government Bond with a fair value of $141,098 at December 31, 2010.

In 2001, the Company entered into an agreement to lend AZOA $100,000. The remaining loan balances are $0 and $48,944 as of December 31, 2010 and 2009, respectively. The loan was forgiven in the form of a dividend in November 2010. Repayment of this loan started in 2006 with year-to-date principal payments received through December 31, 2010 and 2009, in the amount of $7,455 and $14,145, respectively. The interest rate is a fixed rate of 7.18%. AZOA pledged as collateral a security interest in shares of the common stock outstanding of Allianz Global Risks US Insurance Company, which had a statutory book value as of the date of the loan equal to 125% of the loan. Interest of $2,838, $4,275, and $5,238 was earned during 2010, 2009, and 2008, respectively, and is included in interest and similar income, net on the Consolidated Statements of Operations.

(b)	Loan to Parent Company – Stockholder’s Equity

In 2002, the Company entered into an agreement to lend AZOA $250,000. The loan plus interest will be repaid over 10 years, semiannual interest payments for the first five years, and level semiannual payments of principal and accrued interest over the last five years. The interest rate is a fixed rate of 6%. The loan is not collateralized. Repayment of this loan started in 2008 with year-to-date principal payments received through December 31, 2010 and 2009 in the amount of $49,826 and $46,966, respectively. The fair value of the loan was $115,207 and $168,877 at December 31, 2010 and 2009, respectively. The outstanding loan balance was $108,939 and $158,765 at December 31, 2010 and 2009, respectively, and is included as a component of stockholder’s equity on the Consolidated Balance Sheets. Interest of $8,806, $11,634, and $14,332 was earned during 2010, 2009, and 2008 and is included in interest and similar income, net on the Consolidated Statements of Operations.

(c)	Real Estate

The Company has real estate investment properties leased to affiliates. The Company reported $1,106, $1,114, and $1,073 in 2010, 2009, and 2008, respectively, for rental income, which is included in interest and similar income, net on the Consolidated Statements of Operations. The Company has an agreement to sublease office space to a related party, Fireman’s Fund Insurance Company (FFIC), a sister company wholly owned by the same parent company, AZOA. The Company received rental income of $1,054, $936, and $811 in 2010, 2009, and 2008, respectively,

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

which is included in other revenue (loss) on the Consolidated Statements of Operations. In addition, the Company leases office space from FFIC pursuant to a sublease agreement. In connection with this subleasing arrangement, the Company has incurred rent expense of $9, $158, and $190 in 2010, 2009, and 2008, respectively, which is included in general and administrative expenses on the Consolidated Statements of Operations.

(d)	Service Fees

The Company incurred fees for services provided by affiliated companies of $31,431, $40,898, and $39,980 in 2010, 2009, and 2008, respectively. The Company’s liability for these expenses was $4,515 and $2,003 at December 31, 2010 and 2009, respectively, and is included in other liabilities on the Consolidated Balance Sheets. On a quarterly basis, the Company pays the amount due through cash settlement.

The Company earned revenues for various services provided to affiliated companies of $5,818, $5,699, and $7,157 in 2010, 2009, and 2008, respectively. The receivable for these expenses was $165 and $129 at December 31, 2010 and 2009, respectively, and is included in receivables on the Consolidated Balance Sheets. On a quarterly basis, the Company receives payment through cash settlement.

The Company has agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), Allianz Global Distributors LLC (AGID), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap, and (3) the Company compensates AGID for providing services in connection with the distribution of variable products that offer investment options managed by PIMCO. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $6,255, $2,506, and $1,499 during 2010, 2009, and 2008, respectively, which is included in fee and commission revenue on the Consolidated Statements of Operations. At December 31, 2010 and 2009, $693 and $893, respectively, were included for these fees in receivables on the Consolidated Balance Sheets. Expenses incurred to these affiliates for management of subadvised investment options were $1,696, $1,480, and $3,027 during 2010, 2009, and 2008, respectively, which are included in general and administrative expenses on the Consolidated Statements of Operations. The related payable to these affiliates was $167 and $110 at December 31, 2010 and 2009, respectively, which is included in other policyholder funds on the Consolidated Balance Sheets.

(e)	Financial Guarantee

In October 2008, Allianz SE invested $2,500,000 in The Hartford Financial Services Group, Inc. (Hartford) using funds from their subsidiaries. The Company had a $130,000 invested portion of the transaction. In connection with the Company’s investment, Allianz SE has issued a financial

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

guarantee of the notional amount in 10% fixed-to-floating rate junior subordinated notes of Hartford. The Company records the guarantee as the difference between par value and the fair value of the bond. If at any time during the fixed rate period of the notes (ended October 15, 2018), the rating attributed by any one of S&P or Moody’s falls below investment grade, or Hartford is subject to an event of default with its obligations under the notes, the Company has the right to sell the notes to Allianz SE. During 2009, the notes were downgraded by S&P from BBB- to BB+, which is below investment grade. This gives the Company the right to sell the notes to Allianz SE; however, the Company has not chosen to exercise the right at this time. The consideration to be delivered by Allianz SE will be equal to the notional amount of the notes. At the option of Allianz SE, such consideration will be paid either in cash or senior notes of Allianz SE or one of its financial subsidiaries.

(f)	Capital Contributions and Dividends

The Company received capital contributions in 2010 and 2009 from AZOA of $0 and $1,500,000, respectively. The Company paid a dividend to Allianz SE in 2010 of $41,489, in the form of the forgiveness of a loan.

(g)	Investment Purchase from Affiliate

At a similar time as the 2009 capital contribution mentioned above, the Company entered into a purchase agreement with AZ-Arges Vermögensverwaltungsgesellschaft mbH, a subsidiary of Allianz SE, for the purchase of CDOs. During 2009, the Company settled trades for $1,349,587 of CDOs with a par value of $2,726,416. No additional purchases were made in 2010.

(h)	Acquisition of Additional Ownership Interest

In September 2009, Allianz Individual Insurance Group, LLC (AZIIG), a wholly owned subsidiary of the Company, acquired the remaining 27.5% ownership interest of Advisors IG, LLC (Advisors) for $9,350, through a put option exercised by Advisors. As a result of the acquisition of the additional ownership interest, Advisors is now a wholly owned subsidiary of AZIIG.

(i)	Reinsurance

On October 1, 2010, the Company created a subsidiary named Allianz Annuity Company of Missouri (AAMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 22, 2010, an additional capital contribution was made for $288,234 to AAMO. On December 31, 2010, the Company ceded to AAMO, on a combined funds withheld coinsurance basis and modified coinsurance basis, a 20% quota share of the Company’s net liability of certain variable annuity policies written directly by the Company. The impact of this reinsurance agreement is eliminated through consolidation.

On September 29, 2009, the Company created a subsidiary named Allianz Life of Missouri, LLC (AZLMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 31, 2009, the Company ceded to AZLMO, on a coinsurance basis and modified

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. A letter of credit was issued under an existing letter of credit facility in which Allianz SE is the applicant and the face amount of the letter-of-credit is in a qualifying trust established by AZLMO. On December 31, 2009, an additional capital contribution was made for $282,000 to AZLMO. The impact of this reinsurance agreement is eliminated through consolidation. During 2010, the Company created a subsidiary named Allianz Life Insurance Company of Missouri, which was merged with AZLMO. There was no financial impact to the Company’s consolidated financial statements as a result of the merger.

The Company has reinsurance recoverables and receivables due to reinsurance agreements with other affiliated entities. Total affiliated reinsurance recoverables and receivables were $3,248 and $1,778 as of December 31, 2010 and 2009, respectively, and are included in reinsurance recoverables and receivables on the Consolidated Balance Sheets.

(17)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by AZOA. Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the IRS. In 2010, under the eligible employees’ provisions, the Company will match 100% of contributions up to a maximum of 7.5% of the employees’ eligible compensation. In 2009 and 2008, the Company matched up to a maximum of 6% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.

The Company declared a profit -sharing contribution of 1.5% of employees’ salaries for the plan years ended December 31, 2009 and 2008, reported in general and administrative expenses on the Consolidated Statements of Operations. Employees are not required to participate in the AAAP to be eligible for the profit -sharing contribution. For plan years beginning after January 1, 2010, the Company will not be making a profit -sharing contribution.

The expenses of administration of the AAAP and the trust fund, including all fees of the trustee, investment manager, and auditors, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any counsel fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $10,426, $10,737, and $8,271 in 2010, 2009, and 2008, respectively, toward the AAAP matching contributions and administration expenses.

A defined group of highly compensated employees is eligible to participate in the AZOA Deferred Compensation Plan adopted January 1, 2008, which replaced the Allianz Life Deferred Compensation Plan. The purpose of the plan is to provide tax-planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $9,921 and $8,542 as of December 31, 2010 and 2009, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company may decide to make discretionary contributions to the plan in the form and manner the Company determines. Discretionary contributions are currently determined based on production. The accrued liability of $7,993 and $7,440 as of December 31, 2010 and 2009, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SARs and restricted stock units (RSUs) that are tied to Allianz SE stock. Allianz SE determines the number of SARs and RSUs granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period. A change in value of $1,927, $1,165, and $(2,324) was recorded in 2010, 2009, and 2008, respectively, and is included in general and administrative expenses on the Consolidated Statements of Operations. The related liability of $3,575 and $3,126 as of December 31, 2010 and 2009, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company participates in the Employee Stock Purchase Plan sponsored by AZOA that is designed to provide eligible employees with an opportunity to purchase American Depository Shares (ADSs) of Allianz SE at a discounted price. An aggregate amount of 250,000 Ordinary Shares is reserved for this plan. Allianz SE determines the purchase price of the share based on the closing price of an Ordinary Share of Allianz SE on the Frankfurt stock exchange on the date of each purchase. Employees are given the opportunity to purchase these shares quarterly on predetermined dates set by Allianz SE. Employees are not allowed to sell or transfer the shares for a one-year period following the purchase settlement date. Effective October 26, 2009, the ADSs were delisted from the New York Stock Exchange and started trading on the U.S. over-the-counter market through the OTCQX (which is an online trading platform). The difference between the market price and the discount price, or the discount, is paid by the Company and amounted to $310, $342, and $215 in 2010, 2009, and 2008, respectively, and is recorded in other liabilities on the Consolidated Balance Sheets. The discount is reflected as taxable income in the year of purchase to employees.

Effective June 1, 2008, the Company adopted the AZOA Severance Allowance Plan. Under the AZOA Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in force are eligible to receive benefits. The Company expensed $1,553, $3,164, and $8,247 in 2010, 2009, and 2008, respectively, toward severance payments.

The Company offers certain benefits to eligible employees, including a comprehensive medical, dental, and vision plan and a flexible spending plan. Associated with these plans, the Company provides certain postretirement benefits to employees who retired on or before December 31, 1988, or who were hired before December 31, 1988, and who have at least 10 years of service when they reach age 55. In November 2009, the Company announced changes to its retiree health program including the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

discontinuation of the Company’s subsidization of postretirement medical and dental benefits. The only remaining postretirement obligation is retiree life insurance. The Company’s plan obligation at December 31, 2010 and 2009 was $792 and $2,344, respectively. This liability is included in other liabilities on the Consolidated Balance Sheets. The Company began prefunding its postretirement liability in 2005. The Company’s plan assets, held in a Welfare Benefit Trust, at December 31, 2010 and 2009 were $16,029 and $21,120, respectively. Currently, the amount of plan assets to be returned to the Company has not been determined.

(18)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, and accident and health premiums receivable, which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, future policy benefit reserves and policy and contract account balances calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2010 and 2009 was $4,595,188 and $3,923,209, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2010 and 2009 were in compliance with these requirements. The maximum amount of dividends that can be paid by Minnesota insurance companies to stockholders without prior approval of the Commissioner of Commerce is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its surplus cash dividends of not more than the greater of 10% of its beginning-of-the-year statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Ordinary dividends of $459,519 can be paid in 2011 without prior approval of the Commissioner of Commerce.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2010 and 2009.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(19)	Commitments and Contingencies

The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings, including six putative and certified class action proceedings, arising from the conduct of their business. Three of the class action lawsuits have been certified as class actions. Two of the certified class actions have been consolidate. In July 2010, the court granted preliminary approval of the settlement of one of the pending certified class action lawsuits against the Company. For the remaining above-mentioned pending lawsuits and matters, the Company intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of these cases is uncertain at this time. In 2007, the Company settled a class action lawsuit. With respect to that settlement, and the settlement preliminarily approved by the court in July 2010, uncertainty remains regarding the Company’s ultimate obligations due to the fact that it will depend upon future policy owner behavior and elections. The Company recognizes legal costs for defending itself as incurred.

The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual fund, variable and fixed annuity, life insurance, distribution companies, and broker-dealers, has been the subject of increasing scrutiny by regulators, legislators, and the media over the past few years.

Federal and state regulators are investigating various selling practices in the annuity industry, including suitability reviews, product exchanges, and sales to seniors. In certain instances, these investigations have led to regulatory enforcement proceedings. The Company is also subject to ongoing market conduct examinations and investigations by state insurance regulators.

In December 2008, the SEC adopted a rule (Rule 151A) having the effect of categorizing most fixed-indexed annuity products as securities. This rule, if it had become fully operational, would subject issuers of fixed-indexed annuity products to SEC jurisdiction for purposes of registration and disclosure, advertising and marketing, suitability, and requirements as to the distribution of products through registered broker-dealers. In October 2010, several months after the Federal Court of Appeals for the District of Columbia Circuit vacated Rule 151A, the SEC withdrew the rule. As a result, issuers of fixed-index annuity products will not be under the SEC’s purview, rather they will remain subject to state insurance regulation.

It can be expected that annuity product design and sales practices will be an ongoing source of increasing regulatory scrutiny and enforcement actions, litigation, and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

This could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

The Company holds a minority equity interest in a certain field marketing organization. Certain provisions within the stockholder’s agreement require the Company to purchase all of the stock in the entity if and when principals of the field marketing organization choose to exercise certain available options. The exercise period for the put option is the first 120 days of each calendar year commencing on January 1, 2011 and expiring on April 30, 2014. If the put option was exercised, requiring the Company to purchase all of the stock in the entity, the total purchase price that would be paid by the Company based on current calculations would be $8,026.

The Company has a limited partnership investment that requires a commitment of capital. The Company had capital commitments of $10,000 and $0, of which $4,600 and $0 has been funded, at December 31, 2010 and 2009, respectively.

The Company has private placement investments that require a commitment of capital within the next year. The Company had capital commitments of $194 and $21,000 at December 31, 2010 and 2009, respectively.

The Company has commercial mortgage loan investments that require additional commitments of capital within the next year. The Company had capital commitments for new mortgage loans of $18,426 and $0 at December 31, 2010 and 2009, respectively.

The Company leases office space and certain furniture and equipment pursuant to operating leases with some leases containing renewal options and escalation clauses. Expense for all operating leases was $3,138, $3,284, and $4,980 in 2010, 2009, and 2008, respectively. The future minimum lease payments required under operating leases are as follows:

2011	$2,349
2012	1,898
2013	1,532
2014	661
2015	365
2016 and beyond	243
Total	$7,048

The Company had capital leases to finance furniture and equipment for the Company’s headquarters. These leases were all terminated in 2010. The cost and accumulated depreciation of the financed assets were $0 and $0 at December 31, 2010, and $5,244 and $(2,293) at December 31, 2009, respectively, and are included in other assets. Depreciation on the financed assets was $749, $2,357, and $2,504 in 2010, 2009, and 2008, respectively.

The Company owns numerous commercial and real estate investment properties leased to various tenants. The typical lease period is five to ten years with some leases containing renewal options. Under net leases in addition to their base rent, the tenants are directly responsible for the payment of property taxes, insurance, and maintenance costs relating to the leased property. Under gross leases, the tenants pay a rent

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

amount grossed up to include the cost of taxes, insurance, and maintenance. The cost and accumulated depreciation on leased properties were $419,621 and $(59,390) at December 31, 2010 and $395,477 and $(49,022) at December 31, 2009, respectively. Future minimum lease receipts under noncancelable leasing arrangements as of December 31, 2010 are as follows:

2011	$23,125
2012	21,340
2013	19,200
2014	16,684
2015	14,368
2016 and beyond	39,535
Total	$134,252

The Company has a service agreement (the agreement) with certain broker-dealers for a marketing support program related to the distribution of select variable insurance products. Under the agreement, the Company pays a base service fee of 0.10% on the amount of variable insurance products under management at the commencement of the agreement. An additional service fee of 0.15% is calculated on the total variable insurance products under management held in excess of this base amount. The fee is calculated on a monthly basis and is paid quarterly. Either party may terminate the agreement with a 90-day notice. Upon termination, the service fee continues to be paid from the date of termination for a period of ten years provided that the broker-dealer is not in material breach of the contract. In the event of termination, the Company has calculated its total commitment at December 31, 2010 to be $3,733 annually with a total commitment of $37,329. The calculation was based on the total variable insurance products under management as of December 31, 2010, due to the variability in estimating future assets under management (such as sales, lapse rate, and fund performance). Total expense under the agreement amounted to $3,495, $2,619, and $2,346 in 2010, 2009, and 2008, respectively.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(20)	Capital Structure

The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized,			Voluntary or
	issued, and	Par value,		involuntary
	outstanding	per share	Redemption rights	liquidation rights
Common stock	40,000,000	$1.00	None	None
20,000,001
20,000,001
Preferred stock:
Class A	200,000,000	$1.00	Designated by Board	Designated by Board
	18,903,484		for each series issued	for each series issued
18,903,484
Class A, Series A	8,909,195	1.00	$35.02 per share plus	$35.02 per share plus
	8,909,195		an amount to yield a	an amount to yield a
	8,909,195		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class A, Series B	10,000,000	1.00	$35.02 per share plus	$35.02 per share plus
	9,994,289		an amount to yield a	an amount to yield a
	9,994,289		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class B	400,000,000	1.00	Designated by Board	Designated by Board
			for each series issued	for each series issued

Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See note 1 for further discussion.

Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.

As discussed in notes 2 and 16, the Company carried out various capital transactions with related parties during 2010, 2009, and 2008.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

(In thousands, except share data and security holdings quantities)

(21)	Foreign Currency Translation

An analysis of foreign currency translation, net of tax for the respective years ended December 31 follows:

	2010	2009	2008
Beginning amount of cumulative translation adjustments	$12,588	$6,487	$14,409
Aggregate adjustment for the period
resulting from translation adjustments	2,065	9,386	(12,187)
Amount of income tax (expense) benefit
for the period related to aggregate adjustment	(723)	(3,285)	4,265
Net aggregate translation included in equity	1,342	6,101	(7,922)
Ending amount of cumulative translation adjustments	$13,930	$12,588	$6,487
Canadian foreign exchange rate at end of year	1.00639	0.95388	0.81004

(22)	Subsequent Events

No material subsequent events have occurred since December 31, 2010 through March 28, 2011, that require adjustment to the financial statements.

On February 4, 2011, the Company made a capital contribution to Allianz Life Insurance Company of New York for $20,000.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Summary of Investments – Other than Investments in Related Parties
Schedule I
December 31, 2010
(In thousands)

Type of investment	Cost (1)	Fair value	Amount at which shown in the consolidated balance sheets
Fixed-maturity securities:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,167,204	$1,216,143	$1,216,143
Agencies not backed by the full faith and credit of the U.S. government	422,144	426,869	426,869
States and political subdivisions	2,753,079	2,671,691	2,671,691
Foreign government	495,238	509,561	509,561
Public utilities	5,138,794	5,489,734	5,489,734
Corporate securities	31,001,317	32,692,649	32,692,649
Mortgage-backed securities	13,155,720	14,057,877	14,057,877
Collateralized mortgage obligations	19,934	22,043	22,043
Total fixed-maturity securities, available-for-sale	54,153,430	57,086,567	57,086,567
Fixed-maturity securities, trading:
U.S. government	12,796	12,702	12,702
Agencies not backed by the full faith and credit of the U.S. government	—	—	—
States and political subdivisions	—	—	—
Foreign government	—	—	—
Public utilities	9,860	10,522	10,522
Corporate securities	63,389	67,826	67,826
Mortgage-backed securities	40,000	42,350	42,350
Total fixed-maturity securities, trading	126,045	133,400	133,400
Fixed-maturity securities, held-to-maturity:
Collateralized debt obligations	1,005,968	1,097,813	1,005,968
Corporate securities	137	162	137
Total fixed-maturity securities, held-to-maturity	1,006,105	1,097,975	1,006,105
Total fixed-maturity securities	55,285,580	58,317,942	58,226,072
Equity securities:
Equity securities, available-for-sale:
Common stocks:
Seed money	5,043	5,263	5,263
Equity securities, trading:
Common stocks:
Industrial and miscellaneous	17,489	18,367	18,367
Total equity securities	22,532	$23,630	$23,630
Other investments:
Mortgage loans on real estate, net	5,259,814		5,259,814
Short-term securities	71,829		71,829
Derivatives	626,086		626,086
Real estate	360,230		360,230
Loans to nonaffiliates	582,070		582,070
Loans to affiliates	81,950		81,950
Policy loans	175,063		175,063
Other invested assets	8,049		8,049
Total other investments	7,165,091		7,165,091
Total investments	$62,473,203		65,414,793
(1) Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums, accrual discounts, or impairments.
See accompanying report of independent registered public accounting firm.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Supplementary Insurance Information
Schedule II
(In thousands)

	December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements	Future benefit reserves and policy and contract account balances	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits	Net change in deferred sales inducements*	Net change in policy acquisition costs**	Other operating expenses
2010:
Life	$222,075	$(1,834)	$2,199,762	$16,446	$17,019	$81,541	$58,579	$66,625	$(373)	$17,544	$48,247
Annuities	4,968,428	1,161,087	65,754,823	2,530	779	662,770	3,231,910	2,810,068	(283,974)	(130,019)	1,533,679
Accident and health	90,856	—	1,645,411	61,954	235,201	131,200	34,418	109,093	—	11,541	11,769
	$5,281,359	$1,159,253	$69,599,996	$80,930	$252,999	$875,511	$3,324,907	$2,985,786	$(284,347)	$(100,934)	$1,593,695
2009:
Life	$249,620	$(154)	$2,229,584	$11,191	$22,043	$100,963	$54,094	$92,056	$(188)	$(6,508)	$50,426
Annuities	5,739,937	1,023,270	60,603,476	86,007	1,269	681,157	3,037,167	2,228,808	(186,314)	171,557	1,420,850
Accident and health	102,398	—	1,450,144	64,542	195,998	131,185	27,007	87,534	—	255	31,800
	$6,091,955	$1,023,116	$64,283,204	$161,740	$219,310	$913,305	$3,118,268	$2,408,398	$(186,502)	$165,304	$1,503,076
2008:
Life	$238,049	$(636)	$2,133,880	$5,670	$19,593	$86,037	$45,538	$53,206	$108	$(52,701)	$113,165
Annuities	7,912,800	1,098,442	57,349,485	197,912	150	916,525	2,837,763	2,471,795	(327,604)	(2,731,925)	1,312,587
Accident and health	102,653	—	1,256,315	68,174	280,478	124,075	25,593	87,022	—	562	38,909
	$8,253,502	$1,097,806	$60,739,680	$271,756	$300,221	$1,126,637	$2,908,894	$2,612,023	$(327,496)	$(2,784,064)	$1,464,661
*	See note 9 for aggregate gross amortization of deferred sales inducements.
**	See note 8 for aggregate gross amortization of deferred acquisition costs.
See accompanying report of independent registered public accounting firm.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Reinsurance
Schedule III
(In thousands)

Years ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
December 31, 2010:
Life insurance in force	$22,180,590	$15,140,327	$100,454	$7,140,717	1.4%
Premiums and policy fees:
Life	$131,024	$50,397	$914	$81,541	1.1%
Annuities	663,931	635	(526)	662,770	(0.1)
Accident and health	217,659	103,679	17,220	131,200	13.1
Total premiums and policy fees	$1,012,614	$154,711	$17,608	$875,511	2.0%
December 31, 2009:
Life insurance in force	$23,996,848	$23,244,205	$8,967,179	$9,719,822	92.3%
Premiums and policy fees:
Life	$139,806	$61,672	$22,829	$100,963	22.6%
Annuities	682,059	218	(684)	681,157	(0.1)
Accident and health	229,976	113,949	15,158	131,185	11.6
Total premiums and policy fees	$1,051,841	$175,839	$37,303	$913,305	4.1%
December 31, 2008:
Life insurance in force	$23,565,296	$23,343,902	$8,722,528	$8,943,922	97.5%
Premiums and policy fees:
Life	$128,994	$66,024	$22,941	$85,911	26.7%
Annuities	919,284	2,004	(754)	916,526	(0.1)
Accident and health	227,905	122,005	18,300	124,200	14.7
Total premiums and policy fees	$1,276,183	$190,033	$40,487	$1,126,637	3.6%
See accompanying report of independent registered public accounting firm.